SCHEDULE 14A INFORMATION

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UnitedHealth Group Incorporated

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9900 Bren Road East, Minnetonka, Minnesota 55343

April 25, 2012

Dear Shareholder:

We cordially invite you to attend our 2012 Annual Meeting of Shareholders. We will hold our meeting on Monday, June 4, 2012 at 10:00 a.m. Pacific Time at Anthony Marlon Auditorium, 2700 North Tenaya Way, Las Vegas, Nevada 89128. This is the operating site of our UnitedHealthcare plan servicing Nevada.

As a shareholder of UnitedHealth Group, you play an important role in our company by considering and taking action on the matters set forth in the attached proxy statement. We appreciate the time and attention you invest in making thoughtful decisions.

Attached you will find a notice of meeting and proxy statement that contain further information about the items upon which you will be asked to vote and the meeting itself, including:

•	How to obtain admission to the meeting if you plan to attend; and

•	Different methods you can use to vote your proxy, including by Internet, telephone and mail.

Every shareholder vote is important, and we encourage you to vote as promptly as possible. If you cannot attend the meeting in person, you may listen to the meeting via webcast. Instructions on how to access the live webcast are included in the proxy statement.

Sincerely,

Stephen J. Hemsley

President and Chief Executive Officer

Richard T. Burke

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF UNITEDHEALTH GROUP INCORPORATED:

UnitedHealth Group Incorporated (the “Company”) will hold its Annual Meeting of Shareholders on Monday, June 4, 2012 at 10:00 a.m. Pacific Time at Anthony Marlon Auditorium, 2700 North Tenaya Way, Las Vegas, Nevada 89128. The purposes of the meeting are:

1.	To elect the ten nominees that are set forth in the attached proxy statement to the Company’s Board of Directors.

2.	To cast an advisory vote to approve the Company’s executive compensation.

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012.

4.	To consider the shareholder proposal set forth in this proxy statement, if properly presented at the Annual Meeting.

5.	To transact other business that properly may come before the Annual Meeting or any adjournments or postponements of the meeting.

Only shareholders of record of the Company’s common stock at the close of business on April 5, 2012 are entitled to receive notice of and to vote at the meeting and any adjournments or postponements of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Dannette L. Smith

Secretary to the Board of Directors

April 25, 2012

We cordially invite you to attend our Annual Meeting. We encourage you to vote by Internet or telephone, or complete, sign and return your proxy prior to the meeting even if you plan to attend the Annual Meeting. If you later choose to revoke your proxy, you may do so at any time before it is exercised at the Annual Meeting by following the procedures described under Question 13 of the “Questions and Answers about the Annual Meeting and Voting” section in the attached proxy statement.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 4, 2012:

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting,

Proxy Statement and Annual Report are available at

www.unitedhealthgroup.com/proxymaterials.

SUMMARY

This summary highlights information contained elsewhere in this proxy statement. We encourage you to review the entire proxy statement. This proxy statement and our Annual Report for the year ended December 31, 2011 are first being mailed to the Company’s shareholders and made available on the Internet at www.unitedhealthgroup.com/proxymaterials on or about April 25, 2012.

UnitedHealth Group

We are a diversified health and well-being company whose mission is to help people live healthier lives and enhance the performance of the health care system. We achieved strong business results in 2011, including:

•	Revenues increased 8% to $101.9 billion from $94.2 billion in 2010;

•	Net earnings increased 11% to $5.1 billion from $4.6 billion in 2010;

•	Cash flow increased 11% to $7.0 billion as compared to $6.3 billion in 2010;

•	Earnings per share increased 15% to $4.73 per share from $4.10 per share in 2010; and

•	Total shareholder return was 42% compared to 2.1% for the S&P 500 generally.

Achievement of this strong financial performance was driven by our success on a broad range of initiatives that were intended to position the Company for future growth.

Corporate Governance

UnitedHealth Group is committed to meeting high standards of ethical behavior, corporate governance and business conduct in everything we do, every day. This commitment has led us to implement the following practices:

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Board Structure and Composition — Our directors are elected annually by a majority vote of our shareholders. We have independent Board leadership, and all directors, other than our Chief Executive Officer (“CEO”), are independent.

•	CEO Succession Planning — Our succession plan, which is reviewed annually, addresses both an unexpected loss of our CEO and longer-term succession.

•

Stock Ownership Guidelines — Each of our executive officers satisfied our stock ownership guidelines as of December 31, 2011. Mr. Hemsley, our CEO, owned shares equal to 118 times his base salary as of March 1, 2012.

•	Stock Retention Policy — We require executive officers to hold, for at least one year, 1/3 of the net shares acquired upon vesting or exercise of any equity award granted after October 2009.

•

Clawback Policy — We may recover cash incentive compensation and equity awards from senior executives, including all of our named executive officers, in the event of fraud or misconduct resulting in a restatement of the Company’s financial statements.

•

Independent Compensation Consultant — Our Compensation and Human Resources Committee (the “Compensation Committee”) uses an independent compensation consultant, which performs no consulting or other services for the Company.

•	Political Contributions Policy — We disclose our political contributions, and the contributions of our federal and state political action committees, semi-annually and as required by law.

•	Environmental Policy — We seek to minimize our environmental impact, and to heighten our employees’ awareness of the importance of the environment.

•	Transactions in Company Securities — Our insider trading policy prohibits short sales of shares of our common stock by all directors and employees, and discourages hedging transactions.

See the “Corporate Governance” portion of this proxy statement for further information on our governance practices.

Enterprise-Wide Risk Oversight

Our Board of Directors, assisted by its committees, oversees management’s enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business.

Executive Compensation

Our executive compensation program utilizes a mix of base salary, annual and long-term cash incentives, equity awards and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance. As evidenced by the results of our “say-on-pay” vote at our 2011 Annual Meeting of Shareholders, we believe that shareholders have indicated strong support for our executive compensation program.

•	Our Overall Compensation Program Principles

▪	Pay-for-performance — Total compensation of executive officers is generally based on achievement of enterprise-wide goals that impact shareholder value.

▪	Enhance the value of the business — Incentive compensation is designed to favor the longer-term value of the Company and avoid excessive risk-taking in the short-term.

▪

Reward long-term growth and focus management on sustained success and shareholder value creation — Compensation of our executive officers is weighted toward long-term awards that encourage sustained performance and positive shareholder returns.

▪	Modest benefits and limited perquisites — We provide standard employee benefits and limited perquisites to our named executive officers.

•	Summary of Compensation Paid to Stephen Hemsley, our CEO, in 2011

▪	Base salary — $1.3 million, which has been at this level since 2006.

▪	Cash incentive awards — Annual cash incentive award of $3.6 million and long-term cash incentive award of $1.3 million, which reflect the Company’s strong performance against pre-set targets.

▪	Equity awards — Performance shares with a targeted grant date value of $3.5 million and restricted stock units with a grant date fair value of $3.5 million.

▪	Company matching contributions — $152,025 under our 401(k) and executive savings plans.

Mr. Hemsley’s total compensation is well below the CEO median in the Company’s peer group. Information regarding compensation paid to each of our named executive officers in 2011 is described in the “Compensation Discussion and Analysis” below.

•	Strong Governance Standards in Oversight of Executive Compensation Policies

We endeavor to maintain strong governance standards in the oversight of our executive compensation policies and practices, including:

▪	No ongoing pension obligations for any of our named executive officers.

▪	No excise tax gross-ups and limited perks.

▪	Performance-based compensation arrangements that use a variety of performance measures, including performance-based equity awards.

▪	Double-trigger change-in-control arrangements for equity granted after 2010.

▪	Our 2011 Stock Incentive Plan prohibits the repricing of stock options or stock appreciation rights without shareholder approval.

▪	Annual advisory shareholder vote to approve the Company’s executive compensation.

Proposal 1 — Election of Directors (see pages 4-8)

The Board has nominated ten candidates for election to our Board of Directors. Each of these candidates was elected to the Board by the vast majority of the shares voted at the 2011 Annual Meeting. The Board recommends that shareholders vote FOR the election of each nominee.

Proposal 2 — Advisory Vote to Approve the Company’s Executive Compensation (see pages 53-54)

The Board is seeking an advisory vote to approve the Company’s executive compensation. Before considering this proposal, please read our Compensation Discussion and Analysis, which explains the Compensation Committee’s compensation decisions and how our executive compensation program aligns the interests of our executive officers with those of our shareholders. Although the vote is advisory and is not binding on the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. At the 2011 Annual Meeting, more than 97% of the votes cast on this proposal were in favor of our executive compensation. The Board recommends that shareholders vote FOR the approval of the Company’s executive compensation.

Proposal 3 — Ratification of Independent Registered Public Accounting Firm (see page 62)

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012. The Board is seeking shareholder ratification of this appointment. The Board recommends that shareholders vote FOR ratification of the selection of Deloitte & Touche LLP.

Proposal 4 — Shareholder Proposal (see pages 62-64)

We have been informed that a group of shareholders intends to introduce a resolution requesting that the Board authorize the preparation of a report addressing lobbying expenditures and oversight. The Board has concluded that the proposal is not in the best interests of the Company and its shareholders. The Board recommends that shareholders vote AGAINST the shareholder proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nomination Process

Criteria for Nomination to the Board

The Nominating Committee Charter, which is available on our website, provides that the Nominating and Corporate Governance Committee (the “Nominating Committee”) analyzes, on an annual basis, Board member skills and attributes, and recommends to the Board of Directors appropriate individuals for nomination as Board members.

Based on the Company’s strategic plan, the Nominating Committee developed a skills matrix to assist it in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix is periodically reviewed and updated by the Nominating Committee. The Nominating Committee evaluates potential Board candidates against the skills matrix.

The skills matrix has two sections – a list of core criteria that every member of the Board should meet and a list of skills and attributes desired to be represented collectively on the Board. The skills matrix reflects the following core director criteria that should be satisfied by each director or nominee:

•	Independence under the Company’s Standards for Director Independence and New York Stock Exchange (“NYSE”) listing requirements, subject to waiver based on the Nominating Committee’s business judgment;

•	Service on no more than three other public company boards;

•	High integrity and ethical standards;

•	Standing and reputation in the individual’s field;

•	Risk oversight ability with respect to the particular skills of the individual director;

•	Understanding of and experience with complex public companies or like organizations; and

•	Ability to work collegially and collaboratively with other directors and management.

The skills matrix reflects the following skills and attributes desired to be represented collectively on the Board as a whole:

•	Corporate governance expertise;

•	Financial expertise;

•	Health care industry expertise;

•	Direct consumer marketing expertise;

•	Brand marketing/public relations expertise;

•	Diversity;

•	Legal expertise;

•	Capital markets expertise;

•	Political/health care policy expertise;

•	Clinical practice; and

•	Technology/business process expertise.

Our Nominating Committee strives to maintain a balance of tenure on the Board. Long-serving directors bring valuable experience with our company and familiarity with the challenges it has faced over the years, while newer directors bring fresh perspective and new ideas.

Diversity

UnitedHealth Group embraces and encourages a culture of diversity and inclusion. We believe that valuing diversity makes good business sense and helps to ensure our future success. Diversity is included as one of the collective attributes in our directors’ skills matrix. Our Board has not adopted a formal definition of diversity.

Our Board assesses its overall effectiveness through an annual evaluation process. This evaluation includes, among other things, an assessment of the overall composition of the Board, including the diversity of its members.

Nominating Advisory Committee

The Board of Directors formed the Nominating Advisory Committee in 2006 to provide its Nominating Committee with additional input from shareholders and others regarding desirable characteristics of director candidates and the composition of the Board of Directors. The Nominating Committee considers, but is not bound by, input provided by the Nominating Advisory Committee. The Nominating Advisory Committee currently includes four individuals affiliated with long-term shareholders of the Company and one individual who is a member of the medical community. Members of the Nominating Advisory Committee do not receive any compensation from the Company for serving on the Nominating Advisory Committee. The Nominating Advisory Committee held one meeting in 2011. A description of the Nominating Advisory Committee can be found on the Company’s website at www.unitedhealthgroup.com. We have included website addresses here and throughout this proxy statement for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

Process for Identifying and Evaluating Nominees

In the case of incumbent directors, in addition to the factors listed above under “Criteria for Nomination to the Board,” the Nominating Committee reviews the directors’ overall performance on the Board of Directors and other relevant factors.

In considering potential candidates to the Board who are not incumbent directors, the Nominating Committee, with input from the full Board of Directors, assesses the potential candidate’s qualifications and how these qualifications fit with the desired composition of the Board of Directors as a whole. The Nominating Committee considers views expressed by members of the Nominating Advisory Committee and other shareholders regarding skill sets that would be valuable for a new director to possess.

Shareholder Recommendations for Nominees

The Nominating Committee will consider candidates recommended by shareholders upon timely written notice to the Secretary to the Board of Directors. For the 2013 Annual Meeting, this notice must be received at our principal executive offices, directed to the Secretary to the Board of Directors, on or before December 26, 2012. The notice must include the information set forth in the Bylaws about each proposed nominee, including: (i) the name, age, business address, residence address and principal occupation or employment, (ii) the number of shares of the Company’s common stock which are beneficially owned, and (iii) other information concerning the nominee as would be required in soliciting proxies for the election of that nominee. The notice must also include the information set forth in the Bylaws about the shareholder making the nomination and any associated person, including information about the direct and indirect ownership of or derivative positions in the Company’s common stock and arrangements and understandings related to the proposed nomination or the voting of the Company’s common stock. The notice must also include a signed consent of each nominee to serve as a director of the Company, if elected. If we do not receive a notice and the required information regarding the shareholder and any associated person by the deadline described above, the proposed nominee may be excluded from consideration by the Nominating Committee. The Nominating Committee will only evaluate shareholder-recommended candidates if those recommendations meet the requirements described in this proxy statement and our Bylaws.

2012 Director Nominees

Under our Articles of Incorporation and Bylaws, each member of our Board of Directors is elected annually. The Board of Directors has nominated the ten directors set forth below for election by the shareholders at the 2012 Annual Meeting. All of the nominees were elected by our shareholders at the 2011 Annual Meeting and have informed the Board that they are willing to serve as directors if elected. If any nominee should decline or become unable to serve as a director for any reason, the persons named as proxies will elect a replacement.

The Board of Directors recommends that you vote FOR the election of each of the nominees. Proxies will be voted FOR the election of each nominee unless you specify otherwise.

Name	Age	Director Since
William C. Ballard, Jr.	71	1993
Richard T. Burke	68	1977
Robert J. Darretta	65	2007
Stephen J. Hemsley	59	2000
Michele J. Hooper	60	2007
Rodger A. Lawson	65	2011
Douglas W. Leatherdale	75	1983
Glenn M. Renwick	56	2008
Kenneth I. Shine, M.D.	77	2009
Gail R. Wilensky, Ph.D.	68	1993

The director nominees, if elected, will serve until the 2013 Annual Meeting or until their successors are elected and qualified. The following is a brief biographical description of each director nominee, which includes a discussion of the skills and attributes held by each director that are reflected in the skills matrix, as described above, and that, in part, led the Board to conclude that each respective director should continue to serve as a member of the Board.

Mr. Ballard served as Of Counsel to Greenebaum Doll & McDonald PLLC, a law firm in Louisville, Kentucky, from June 1992 until July 2008. In 1992, Mr. Ballard retired from Humana, Inc., a company operating managed health care facilities, after serving with Humana in various roles for 22 years, including as the Chief Financial Officer and a director. Mr. Ballard has satisfied all the core director criteria set forth in the skills matrix. As a result of his past experiences, Mr. Ballard also has health care industry, legal and financial/capital markets expertise and qualifies as a financial expert under applicable Securities and Exchange Commission (“SEC”) regulations. Mr. Ballard currently serves as a director of Health Care REIT, Inc.

Mr. Burke is Chair of the Board of UnitedHealth Group, has been a member of our Board of Directors since inception, and was Chief Executive Officer of UnitedHealthcare, Inc., our predecessor corporation, until February 1988. From 1995 until February 2001, Mr. Burke was the owner, Chief Executive Officer and Governor of the Phoenix Coyotes, a National Hockey League team. Mr. Burke has satisfied all the core director criteria set forth in the skills matrix. As a result of his past experiences, Mr. Burke also has health care industry expertise and qualifies as a financial expert under applicable SEC regulations. Mr. Burke currently serves as a director of Meritage Homes Corporation. In the past five years, he has also served as a director of First Cash Financial Services, Inc.

Mr. Darretta is the retired Vice Chair, Board of Directors, Chief Financial Officer and member of the Executive Committee of Johnson & Johnson, a health care products company. Mr. Darretta served as Chief Financial Officer and a member of the Executive Committee of Johnson & Johnson from 1997 to March 2007. Mr. Darretta joined Johnson & Johnson in 1968. Mr. Darretta has satisfied all the core director criteria set forth in the skills matrix. As a result of his past experiences, Mr. Darretta has corporate governance, health care industry, direct consumer markets, technology/business process and financial/capital markets expertise and qualifies as a financial expert under applicable SEC regulations. Mr. Darretta currently serves as a trustee for certain Putnam mutual funds. In the past five years, he also served as a director of Johnson & Johnson.

Mr. Hemsley is President and Chief Executive Officer of UnitedHealth Group and has served in that capacity since November 2006. He has been a member of the Board of Directors since February 2000. Mr. Hemsley joined the Company in 1997 as Senior Executive Vice President. He became Chief Operating Officer in 1998, was named President in 1999, and served as President and Chief Operating Officer from 1999 to November 2006. Mr. Hemsley has satisfied all the core director criteria set forth in the skills matrix except that he is not an independent director because he is our Chief Executive Officer. As a result of his past experiences, Mr. Hemsley has health care industry, financial and technology/business process expertise.

Ms. Hooper is President and Chief Executive Officer of The Directors’ Council, a private company which she co-founded in 2003, that works with corporate boards to increase their independence, effectiveness and diversity. She was President and Chief Executive Officer of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. Prior to that, she was President and Chief Executive Officer of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care, from 1998 until Stadtlander was acquired in 1999. Ms. Hooper has satisfied all the core director criteria set forth in the skills matrix and is a nationally recognized corporate governance expert. As a result of her past experience, she also has health care industry expertise and qualifies as a financial expert under applicable SEC regulations. She currently serves as a director of AstraZeneca plc. and PPG Industries, Inc. In the past five years, she also served as a director of Warner Music Group Corp.

Mr. Lawson is the former President of Fidelity, the world’s largest mutual fund company. Mr. Lawson served in that capacity from August 2007 to March 2010. Prior to joining Fidelity, Mr. Lawson was Vice Chairman of Prudential Financial from 2002 to 2007 where he was responsible for the International Operating Division and for Global Marketing Communications. Mr. Lawson served as Executive Vice President of Prudential from 1996 to 2002. Prior to joining Prudential, Mr. Lawson was President and Chief Executive Officer of VanEck Global from June 1994 to June 1996. Mr. Lawson was Managing Director and Partner in charge of Private Global Banking and Mutual Funds at Bankers Trust from January 1992 to April 1994. Mr. Lawson was a Managing Director and Chief Executive Officer at Fidelity Investments — Retail from May 1985 to May 1991, and President and Chief Executive Officer at Dreyfus Service Corporation and an officer of the company from May 1982 to May 1985. Mr. Lawson has satisfied all the core director criteria set forth in the skills matrix. As a result of his past experiences, Mr. Lawson has corporate governance, direct consumer marketing, brand marketing/public relations, financial/capital markets and technology/business process expertise and qualifies as a financial expert under applicable SEC regulations. We also believe that Mr. Lawson’s past experience as an executive at a major institutional investor is of significant value to the Board. Mr. Lawson currently serves as a director of E*TRADE Financial Corporation.

Mr. Leatherdale served as the Chair and Chief Executive Officer of The St. Paul Companies, Inc. (currently known as Travelers Companies, Inc.), a property casualty insurance company, from 1990 until he retired in October 2001. Mr. Leatherdale has satisfied all the core director criteria set forth in the skills matrix. As a result of his past experiences, Mr. Leatherdale has corporate governance and financial/capital markets expertise and qualifies as a financial expert under applicable SEC regulations. In the past five years Mr. Leatherdale has also served as a director of Xcel Energy Inc.

Mr. Renwick is President and Chief Executive Officer of The Progressive Corporation, an auto insurance holding company. Before being named Chief Executive Officer in 2001, Mr. Renwick served as Chief Executive Officer-Insurance Operations and Business Technology Process Leader from 1998 through 2000. Prior to that, he led Progressive’s Consumer Marketing group and served as President of various divisions within Progressive. Mr. Renwick joined Progressive in 1986 as Auto Product Manager for Florida. Mr. Renwick has satisfied all the core director criteria set forth in the skills matrix. As a result of his past experience, Mr. Renwick has corporate governance, health care industry, direct consumer markets, brand marketing/public relations, financial/capital markets and technology/business process expertise and qualifies as a financial expert under applicable SEC regulations. Mr. Renwick currently serves as a director of The Progressive Corporation and Fiserv, Inc.

Dr. Shine has served as the Executive Vice Chancellor for Health Affairs of the University of Texas System (the “UT System”), which consists of nine academic campuses and six health institutions, since November 2003. Dr. Shine also served as the interim Chancellor of the University of Texas System from May 2008 until February 2009. Prior to July 2002, Dr. Shine served as President of the Institute of Medicine at the National Academy of Sciences from 1992 until 2002. From 1993 until 2003, Dr. Shine served as a Clinical Professor of Medicine at the Georgetown University School of Medicine. From 1971 until 1992, Dr. Shine served in several positions at the University of California School of Medicine, with his final position being Dean and Provost, Medical Sciences, and he continues to hold the position of Professor of Medicine Emeritus. Dr. Shine has also served as Chair of the Council of Deans of the Association of American Medical Colleges from 1991 until 1992 and as President of the American Heart Association from 1985 until 1986. Dr. Shine has satisfied all the core director criteria set forth in the skills matrix. He also is a nationally recognized cardiologist and has health care policy and clinical practice expertise.

Dr. Wilensky has been a senior fellow at Project HOPE, an international health foundation, since 1993. From 2008 to 2009, Dr. Wilensky was President of the Department of Defense Health Board and chaired its sub-committee on health care delivery. From December 2006 to December 2007, Dr. Wilensky co-chaired the Department of Defense Task Force on the Future of Military Health Care. During 2007 she also served as a commissioner on the President’s Commission on Care for America’s Returning Wounded Warriors. From May 2001 to May 2003, she was the Co-Chair of the President’s Task Force to Improve Health Care for our Nation’s Veterans. From 1997 to 2001, she was also Chair of the Medicare Payment Advisory Commission. From 1992 to 1993, Dr. Wilensky served as the Deputy Assistant to President George H. W. Bush for policy development, and from 1990 to 1992, she was the Administrator of the Health Care Financing Administration (now known as the Centers for Medicare and Medicaid Services) directing the Medicaid and Medicare programs for the United States. Dr. Wilensky has satisfied all the core director criteria set forth in the skills matrix. She also is a nationally recognized health care economist and has health care policy expertise. Dr. Wilensky currently serves as a director of Quest Diagnostics Incorporated. In the past five years, she has also served as a director of Cephalon, Inc., Gentiva Health Services, Manor Care, Inc. and SRA International Inc.

CORPORATE GOVERNANCE

Overview

UnitedHealth Group is committed to high standards of corporate governance and ethical business conduct. Important documents that are reflective of this commitment include our Articles of Incorporation, Bylaws, Principles of Governance, Board of Directors Committee Charters, Standards for Director Independence, Code of Conduct: Our Principles of Ethics & Integrity, Related-Person Transactions Approval Policy, Board of Directors Communication Policy, Political Contributions Policy and Corporate Environmental Policy. You can access these documents at www.unitedhealthgroup.com to learn more about our corporate governance practices.

Corporate Governance Practices

Some of our key corporate governance practices include:

Board Structure and Shareholder Rights

•	All members of our Board of Directors are elected annually by our shareholders.

•	Our Articles of Incorporation provide that each director must be elected by a majority vote in an uncontested election.

•	We have no supermajority shareholder approval provisions.

•

We have a non-executive independent Chair of the Board. If the Chair of the Board is not independent, then a Lead Independent Director will be appointed by a majority vote of the independent directors.

Board and Board Committees Composition and Performance

•	A Nominating Advisory Committee comprised of representatives from the shareholder and medical communities provides input into the composition of our Board of Directors.

•	All members of our Audit Committee are required to be financial experts as defined by the SEC.

•	A non-management director may not serve on more than four public company boards of directors (including the Company).

•	Our CEO may not serve on more than two public company boards of directors (including the Company).

•	Our directors are required to offer their resignations upon a change in their primary careers.

•

Our Board of Directors and each Board committee regularly conduct executive sessions of non-management directors. Our Chair of the Board presides over each executive session of non-management directors. Committee Chairs preside over executive sessions of their respective committees.

•	Our Board of Directors and Board committees have the authority to retain independent advisors.

•	Our Board of Directors and Board committees conduct performance reviews annually.

•	All directors are required to complete a minimum level of director training.

Guidelines and Board Policies

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Our Board of Directors developed our CEO succession plan with input from our CEO, and it reviews the plan annually. The CEO succession plan has two components: a succession plan that addresses emergency or unanticipated loss of our CEO and longer-term succession. Material features of this plan include identification of Board members to lead the succession process, identification and development of internal candidates and identification of external resources necessary to ensure a successful transition.

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We maintain stock ownership and retention guidelines for directors and executive officers. See “Compensation Discussion and Analysis — Elements of Our Compensation Program — Other Compensation Practices — Executive Stock Ownership Guidelines,” “Director Compensation — Equity-Based Compensation” and “Director Compensation — Stock Ownership Guidelines” for further information.

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We have a related-person transactions approval policy regarding the review, approval and ratification by our Audit Committee of all related-person transactions with consideration in excess of $1. See “Certain Relationships and Transactions.”

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We have a clawback policy that allows the Company to recover cash incentive compensation and equity awards from senior executives in the event of fraud or misconduct resulting in a restatement of the Company’s financial statements or in the event of a senior executive’s violation of a restrictive covenant. See “Compensation Discussion and Analysis — Elements of Our Compensation Program — Other Compensation Practices — Potential Impact on Compensation from Executive Misconduct/Compensation Clawbacks” below.

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We have an independent compensation consultant policy that requires the consultant engaged by the Compensation Committee to be independent of the Company or the Company will disclose the fees paid to the consultant in the Company’s proxy statement.

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Our Board of Directors believes that effective Board-shareholder communication strengthens the Board of Directors’ role as an active, informed and engaged fiduciary, so we have a communication policy that outlines how shareholders and other interested parties may communicate with the Board of Directors. See “Corporate Governance — Communication with the Board of Directors.”

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We have a political contributions policy that is overseen by our Public Policy Strategies and Responsibility Committee (the “Public Policy Committee”) and pursuant to which the political contributions of the Company and its federal and state political action committees are disclosed semi-annually.

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We have an environmental policy that outlines our focus on minimizing our impact on the environment and creating a Company culture that heightens our employees’ awareness of the importance of preserving the environment and conserving energy and natural resources.

Independent Auditors

•	Our shareholders annually ratify the selection of our independent registered public accounting firm.

•	The 2011 non-audit and non-audit-related fees paid to our independent registered public accounting firm were less than 10% of total fees paid to that firm by the Company in 2011.

Principles of Governance

Our Articles of Incorporation and Bylaws, together with Minnesota law and NYSE and SEC rules, govern the Company. Our Principles of Governance set forth many of the practices, policies and procedures that provide the foundation of our commitment to strong corporate governance. The policies and practices covered in our Principles of Governance include shareholder rights and proxy voting; structure, composition and performance of the Board of Directors; use of an independent compensation consultant; stock ownership and retention requirements; Board of Directors operation; individual director responsibilities; and Board committees. Our Principles of Governance are reviewed at least annually by our Nominating Committee and are revised as necessary.

Code of Conduct: Our Principles of Ethics & Integrity

The Code of Conduct: Our Principles of Ethics & Integrity is published on the Company’s website and covers our principles and policies related to business conduct, conflicts of interest, public disclosure, legal compliance, reporting and accountability, corporate opportunities, confidentiality, fair dealing and protection and proper use of Company assets. Any waiver of the Code of Conduct for the Company’s executive officers, senior financial officers or directors may be made only by the Board of Directors or a committee of the Board. We will publish any amendments to the Code of Conduct and waivers of the Code of Conduct for an executive officer or director on the Company’s website.

Compliance & Ethics

We strongly encourage employees to raise ethics and compliance concerns, including concerns about accounting, internal controls or auditing matters. We offer several channels for employees and third parties to report ethics and compliance concerns or incidents, including by phone or online, and individuals may choose to remain anonymous in jurisdictions where anonymous reporting is permissible. We prohibit retaliatory action against any individual who in good faith raises concerns or questions regarding ethics and compliance matters or reports suspected violations. We train all employees and periodically advise them regarding the means by which they may report possible ethics or compliance issues and their affirmative responsibility to report any possible issues. In our latest employee survey, 97% of employees said they knew what to do if unethical behavior or misconduct occurred in their work area.

Director Independence

Our Board of Directors has adopted the Company’s Standards for Director Independence, which are available on the Company’s website at www.unitedhealthgroup.com. The Standards for Director Independence requirements exceed the independence standards set by the SEC and the NYSE.

Our Board of Directors has determined that each of William C. Ballard, Jr., Richard T. Burke, Robert J. Darretta, Michele J. Hooper, Rodger A. Lawson, Douglas W. Leatherdale, Glenn M. Renwick, Kenneth I. Shine, M.D. and Gail R. Wilensky, Ph.D. is “independent” under the NYSE rules and the Company’s Standards for Director Independence and that these directors have no material relationships with the Company that would prevent the directors from being considered independent. The Company’s President and CEO, Stephen J. Hemsley, is not an independent director.

In determining independence, the Board of Directors considered, among other factors, all of the business relationships between the Company and our directors and nominees, their immediate family members (as defined by the NYSE) or their affiliated companies. The Board of Directors considered whether any director or any nominee was a director, partner, significant shareholder or executive officer of an organization that has a relationship with the Company, and charitable contributions that the Company or its affiliates made to organizations with which such directors or nominees are or have been associated. In particular, the Board of Directors evaluated the following relationships and determined that such relationships were in the normal course of business and did not impair the directors’ exercise of independent judgment:

•

Mr. Burke is an owner of Rainy Partners, LLC. Rainy Partners, LLC is a customer of the Company and paid the Company premiums for health insurance of approximately $122,000 in 2011. These premiums were determined on the same terms and conditions as premiums for our other customers.

•

Dr. Shine is the Executive Vice Chancellor for Health Affairs of the UT System, which includes six health institutions. The health institutions are part of the Company’s broad national network of hospitals and physicians and other care providers. In 2011, we paid the UT System approximately $115 million for medical expenses on behalf of consumers who obtain health insurance from us and approximately $560,000 for funded clinical trials, marketing and meeting expenses and tuition payments for employees, which in the aggregate amounts to approximately 1.2% of the 2011 operating revenues of the UT System. Some of our self-funded customers also paid approximately $244 million to the UT System for health care services on behalf of their employees and health plan participants. Dr. Shine is neither directly nor indirectly involved in the relationship between the UT System and the Company and the customers of the Company. Dr. Shine has no direct responsibilities for any contractual or other relationships with the Company or its competitors. The UT System has established a process pursuant to which Dr. Shine will not have access to any information that is maintained by the UT System that could be used to benefit or provide an advantage to the Company.

•

Dr. Wilensky is a senior fellow of Project HOPE. In 2011, the Company made charitable contributions of approximately $700,000 to Project HOPE in support of its mission of providing lasting solutions to health problems. In addition, the Company paid Project HOPE approximately $1.3 million in fees, or less than 1% of Project HOPE’s total revenues, related to a project to provide greater access to health care to underserved populations via a mobile telemedicine clinic. These fees were for services Project HOPE provides in the ordinary course of its business. The Company believes Project HOPE is uniquely qualified to support the mobile telemedicine clinic because of its success in providing similar health care services in underserved areas throughout the world. Dr. Wilensky is neither directly nor indirectly involved in this relationship.

•	Relationships between the Company and organizations on which our outside directors or their immediate family members serve only as directors.

Independent Board Leadership

Our Board of Directors believes that having independent Board leadership is an important component of our governance structure. As such, our Bylaws require the Company to have either an independent Chair of the Board or a Lead Independent Director. The Company believes the current leadership structure delineates the separate roles of managers and directors. Whereas our CEO sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership, our independent Chair of the Board leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO. In recognition of these distinct differences in duties, our Principles of Governance outline the specific duties of the Chair of the Board or a Lead Independent Director, including:

•	Chairing all meetings of the Board at which the Chair is present (Chair of the Board duty only);

•	Working with the CEO on the scheduling of Board meetings and the preparation of agendas and materials for Board meetings;

•	Coordinating the preparation of agendas and materials for executive sessions of the Board’s non-management directors;

•	Scheduling and leading the executive sessions of the Board’s non-management directors;

•	Defining the scope, quality, quantity and timeliness of the flow of information between Company management and the Board that is necessary to effectively and responsibly perform their duties;

•

Leading the Board process for hiring, terminating and evaluating the performance of the Company’s CEO and working with the Chair of the Compensation Committee on the process for compensating and evaluating the CEO;

•	Recommending outside advisors and consultants, as necessary, who report directly to the Board on Board-related issues;

•	Serving as an ex-officio member of each committee and working with the Board Committee Chairs on the performance of their designated roles and responsibilities;

•	Interviewing, along with the Chair of the Nominating Committee, all Board candidates and making director candidate recommendations to the Nominating Committee;

•	Assisting the Board and the Company in assuring compliance with and implementation of the Company’s Principles of Governance;

•	Coordinating the performance evaluations of the Board and the Board committees in conjunction with the Committee Chairs and the Nominating Committee;

•	Working with the Nominating Committee on the membership of Board committees; and

•	Being available for communications with shareholders, as needed.

Risk Oversight

Enterprise-Wide Risk Oversight

Our Board of Directors oversees management’s enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business. Each director on our Board is required to have risk oversight ability for each skill and attribute the director possesses that is reflected in the collective skills section of our director skills matrix set forth in “Election of Directors — Director Nomination Process — Criteria of Nomination to the Board” above. Collectively, our Board of Directors uses its committees to assist in its risk oversight function as follows:

•

Audit Committee oversees our controls and compliance activities. The Audit Committee also oversees management’s processes to identify and quantify material risks facing the Company. The enterprise risk management function, which reports to the Chief Accounting Officer, assists the Company in identifying and assessing the Company’s material risks. The Company’s General Auditor, who reports to the Audit Committee, assists the Company in evaluating risk management controls and methodologies. The Chief Accounting Officer and General Auditor provide periodic reports to the Audit Committee. In connection with its risk oversight role, the Audit Committee regularly meets privately with representatives from the Company’s independent registered public accounting firm and the Company’s Chief Financial Officer, General Auditor and Chief Legal Officer;

•	Compensation Committee oversees risk associated with our compensation practices and plans;

•	Nominating Committee oversees Board processes and corporate governance-related risk; and

•

Public Policy Committee oversees risk associated with the Company’s activities in the public policy arena, including health care reform and modernization activities, political contributions, government relations, community and charitable activities and corporate social responsibility.

Our Board of Directors maintains overall responsibility for oversight of the work of its various committees by receiving regular reports from the Committee Chairs regarding the work performed by the various committees. In addition, discussions about the Company’s strategic plan, consolidated business results, capital structure, merger and acquisition related activities and other business discussed with the Board of Directors include a discussion of the risks associated with the particular item under consideration.

Enterprise-wide Incentive Compensation Risk Assessment

Our Compensation Committee requested that management conduct a risk-assessment of the Company’s enterprise-wide compensation programs. The risk assessment reviewed both cash incentive compensation plans and individual cash incentive awards paid in 2011 for the presence of potential design elements that could incent employees to incur excessive risk, the ratio and level of incentive to fixed compensation, the amount of manager discretion, the percentage of compensation expense as compared to the business units’ revenues, and the presence of other design features that serve to mitigate excessive risk taking, such as the Company’s clawback policy, stock ownership guidelines, multiple performance metrics, caps on individual or aggregate payments and similar features. The Compensation Committee also receives an annual report on the Company’s compliance with its equity award program controls.

After considering the results of the risk assessment, management concluded that the level of risk associated with the Company’s enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company. The results of the risk assessment were reviewed with the Compensation Committee at its February 2012 meeting. Please see “Compensation Discussion and Analysis” for a discussion of design elements intended to mitigate excessive risk taking by our executive officers.

Board Meetings and Annual Meeting Attendance

Directors are expected to attend Board meetings, meetings of committees on which they serve and the Annual Meeting of Shareholders. All of our incumbent directors attended the 2011 Annual Meeting. During the year ended December 31, 2011, the Board of Directors held twelve meetings. All incumbent directors who were members of the Board of Directors in 2011 attended at least 75% of the meetings of the Board and any Board committees of which they were members.

Board Committees

The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Public Policy Committee. These committees help the Board of Directors fulfill its responsibilities and assist the Board of Directors in making informed decisions. Each committee operates under a written charter, and evaluates its charter and conducts a committee performance evaluation annually.

Director	Audit	Compensation and Human Resources	Nominating and Corporate Governance	Public Policy Strategies and Responsibility
William C. Ballard, Jr.	Chair		X
Richard T. Burke*
Robert J. Darretta	X	X
Stephen J. Hemsley
Michele J. Hooper			Chair	X
Rodger A. Lawson		X
Douglas W. Leatherdale		Chair	X
Glenn M. Renwick	X
Kenneth I. Shine, M.D.				X
Gail R. Wilensky, Ph.D.				Chair

*	Mr. Burke is the Chair of the Board and ex-officio member of each Board committee. As an ex-officio member, Mr. Burke has a standing invitation to attend each Board committee meeting, but does not count for quorum purposes or vote on committee matters.

Audit Committee

The Audit Committee consists of Messrs. Ballard (Chair), Darretta and Renwick, each of whom is an independent director under the NYSE listing standards and the SEC rules. The Board of Directors has determined that Messrs. Ballard, Darretta and Renwick are “audit committee financial experts” as defined by the SEC rules. The Audit Committee has responsibility for the selection and retention of the independent registered public accounting firm, and assists the Board of Directors by overseeing financial reporting and internal controls, public disclosure and compliance activities. The Audit Committee also oversees management’s processes to identify and quantify material risks facing the Company. The Audit Committee operates as a direct line of communication between the Board of Directors and our independent registered public accounting firm, as well as our internal audit, compliance and legal personnel. The Audit Committee held ten meetings in 2011.

Compensation and Human Resources Committee

The Compensation Committee consists of Messrs. Leatherdale (Chair), Darretta and Lawson, each of whom is an independent director under the NYSE listing standards, a non-employee director under the SEC rules and an outside director under the Internal Revenue Code of 1986 (the “Internal Revenue Code”). The Compensation Committee is responsible for overseeing our policies and practices related to total compensation for executive officers, the administration of our incentive and equity-based plans and the risk associated with our compensation practices and plans. The Compensation Committee also establishes our employment arrangements with our CEO and other executive officers, conducts an annual performance review of the CEO, and reviews and monitors director compensation programs and the Company’s stock ownership guidelines. The Compensation Committee held five meetings in 2011.

Nominating and Corporate Governance Committee

The Nominating Committee consists of Ms. Hooper (Chair) and Messrs. Ballard and Leatherdale, each of whom is an independent director under the NYSE rules. The Nominating Committee’s duties include identifying and nominating individuals to be proposed as nominees for election as directors at each Annual Meeting or to fill board vacancies, conducting the Board evaluation process, evaluating the categorical standards which the Board of Directors uses to determine director independence, and monitoring and evaluating corporate governance. The Nominating Committee also oversees Board processes and corporate governance-related risk. The Nominating Committee held four meetings in 2011.

Public Policy Strategies and Responsibility Committee

The Public Policy Committee consists of Dr. Wilensky (Chair), Ms. Hooper and Dr. Shine. The Public Policy Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities relating to the Company’s public policy, health care reform and modernization activities, political contributions, government relations, community and charitable activities and corporate social responsibility. The Public Policy Committee is also responsible for overseeing the risks associated with these activities. The Public Policy Committee held four meetings in 2011.

Communication with the Board of Directors

The Board of Directors values the input and insights of our shareholders and other interested parties and believes that effective communication strengthens the Board of Directors’ role as an active, informed and engaged fiduciary. The Board of Directors has adopted a Board of Directors Communication Policy to facilitate communication between shareholders and the Board. Under this policy, the Board of Directors has designated the Company’s Secretary to the Board of Directors as its agent to receive and review communications.

The Company will not forward to the directors communications received which are of a personal nature or not related to the duties and responsibilities of the Board of Directors, including, without limitation, junk mail, mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, and opinion survey polls. The Secretary to the Board of Directors will forward such complaints and suggestions received to the appropriate members of the Company’s management.

Appropriate Board communications include matters relating to:

•	Board succession planning process;

•	CEO succession planning process;

•	Executive compensation;

•	Use of capital;

•	Corporate governance; and

•	General Board oversight, including accounting, internal controls, auditing and other related matters.

The policy, including information on how to contact the Board of Directors, may be found in the corporate governance section of the Company’s website, www.unitedhealthgroup.com.

EXECUTIVE COMPENSATION

Executive Summary

UnitedHealth Group’s compensation program is designed to attract and retain highly qualified executives and to maintain a strong link between pay and the achievement of enterprise-wide goals. We emphasize and reward teamwork and collaboration among executive officers, which we believe produces Company growth and performance, optimizes the use of enterprise-wide capabilities, drives efficiencies and integrates products and services for the benefit of our customers and other stakeholders.

In January 2011, UnitedHealth Group announced the next phase in the continuing alignment of the Company’s UnitedHealthcare and Optum business platforms and the resulting change in roles for a number of the Company’s senior executives. These changes were designed to further position the Company as it continues to grow in the evolving health care landscape. In determining 2011 executive compensation, the Compensation Committee considered the changes in executive responsibilities resulting from this realignment and the Company’s strong growth, operating performance and financial results, all of which were achieved in a challenging economic environment. Some of our key business results for 2011 were:

•	Revenues increased 8% to $101.9 billion from $94.2 billion in 2010;

•	Net earnings increased 11% to $5.1 billion from $4.6 billion in 2010;

•	Cash flow increased 11% to $7.0 billion as compared to $6.3 billion in 2010;

•	Earnings per share increased 15% to $4.73 per share from $4.10 per share in 2010; and

•	Total shareholder return was 42% compared to 2.1% for the S&P 500 generally.

Achievement of this strong financial performance was driven by our success on a broad range of initiatives that were intended to position the Company for future growth.

The Compensation Committee believes that total compensation for our named executive officers, which includes our Chief Executive Officer, our current and former Chief Financial Officer and each of our three other most highly compensated executive officers, should be heavily weighted toward long-term performance-based compensation, and this was the case for 2011. The elements of compensation for our named executive officers were unchanged from 2010, and in 2011, long-term compensation represented between 65% and 80% of the total mix of compensation granted to our named executive officers.

As discussed in detail below and reflected in the summary compensation table, in 2011, the Compensation Committee determined that our CEO, Mr. Hemsley, should receive the following compensation:

•	Base salary of $1.3 million, which has been at this level since 2006;

•	Annual cash incentive award of $3.6 million, which represents 160% of his target opportunity and reflects the Company’s performance against pre-set annual incentive plan performance targets;

•

Long-term cash incentive award of $1.3 million for the 2009 — 2011 performance period, which represents maximum performance and reflects the Company’s performance against pre-set 2009 — 2011 long term incentive plan performance targets;

•

A performance-based restricted stock unit opportunity (“performance shares”) with a targeted grant date value of $3.5 million, and restricted stock units (“RSUs”) with a grant date fair value of $3.5 million; and

•	Company matching contributions of $152,025 made under the Company’s 401(k) and Executive Savings Plan.

The Compensation Committee believed this compensation was appropriate to recognize Mr. Hemsley’s overall leadership in positioning the Company for long-term success during a period of significant change and modernization in the health care marketplace; in particular, the Committee recognized the CEO’s leadership in enhancing the Company’s reputation, ethical culture and tone at the top, and strategic leadership of the Company. Although Mr. Hemsley’s total compensation is below the CEO median in the Company’s peer group, the Compensation Committee and Mr. Hemsley agree that the total compensation awarded is sufficient to retain and motivate him.

We endeavor to maintain strong governance standards in the oversight of our executive compensation policies and practices, including the following policies and practices that were in effect during 2011:

•

The Compensation Committee’s independent compensation consultant, Pay Governance LLC, is retained directly by the Compensation Committee and performs no other consulting or other services for the Company.

•	Stock ownership guidelines for our executive officers, each of whom satisfied the applicable ownership guidelines as of December 31, 2011.

•

A stock retention policy that requires executive officers to hold, for at least one year, 1/3 of the net shares acquired upon vesting or exercise (as applicable) of any equity award granted after October 2009.

•	No ongoing pension obligations (supplemental or otherwise) for any of our named executive officers.

•	No excise tax gross-ups or executive-only perks such as company cars, security systems, financial planning or vacation homes are provided to our executive officers.

•	A compensation clawback policy that applies to a number of senior executives, including all of our named executive officers.

•	Performance-based compensation arrangements that use a variety of performance measures, including performance-based equity awards.

•

Change-in-control benefits, including time-vested equity awards granted after 2010, are subject to double-trigger arrangements that require both a change in control and a qualifying employment termination.

•	Our 2011 Stock Incentive Plan prohibits the repricing of stock options or stock appreciation rights without shareholder approval.

•	Annual advisory shareholder vote to approve the Company’s executive compensation.

Compensation Discussion and Analysis

Philosophy and Objectives of our Compensation Program

We seek to attract and retain highly qualified executives and establish a strong pay-for-performance alignment by linking senior management compensation to enterprise goals. The primary objectives of our executive compensation program are to:

•	Attract, motivate and retain highly qualified executive officers.

•	Align the economic interests of our executive officers with those of our shareholders.

•	Reward performance that emphasizes teamwork and close collaboration among executive officers.

•	Reward performance that supports the Company’s values.

•	Reward performance that advances our mission of helping people live healthier lives.

•	Foster an entrepreneurial spirit that reflects innovative thinking and action and effective and accountable management and leverages the ingenuity of our employees.

Compensation Program Principles

Our Compensation Committee uses the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

•	Pay-for-performance. A substantial portion of the total compensation of our executive officers is earned based on achievement of enterprise-wide goals that impact shareholder value.

•

Enhance the value of the business. Incentive compensation design and performance measures encourage executive officers to favor the longer-term value of the Company and avoid excessive risk-taking in the short-term.

•

Reward long-term growth and focus management on sustained success and shareholder value creation. Compensation of our executive officers is heavily weighted toward equity and long-term cash awards. These awards encourage sustained performance and positive shareholder returns.

•

Modest benefits and limited perquisites. We provide standard employee benefits and limited perquisites to our named executive officers. We believe the absence of executive-only benefits or perquisites is appropriate in our culture and does not impact our ability to attract and retain such executives.

Determination of Total Compensation

Role of the Compensation Committee

The Compensation Committee oversees the Company’s policies and philosophy related to total compensation for executive officers. The Compensation Committee approves the compensation for the named executive officers based on its own evaluation, input from our CEO (for all executive officers except for himself), internal pay equity considerations, the tenure and performance of each named executive officer, input from its independent consultant and market data.

In addition, in making 2011 compensation decisions, the Compensation Committee considered the results of the Company’s first annual advisory vote to approve the Company’s executive compensation, which was conducted at our 2011 Annual Meeting. At this meeting, more than 97% of the votes were cast in favor of the proposal. The Compensation Committee believes that this shareholder vote indicates strong support for our executive compensation program.

The Compensation Committee’s Use of an Independent Compensation Consultant

The Compensation Committee retains a separate independent compensation consultant, Jon Weinstein at Pay Governance LLC, to advise the Compensation Committee on executive and director compensation matters, assess total compensation program levels and program elements for executive officers and evaluate competitive compensation trends. Pay Governance does not provide any other services to the Company and does not perform any work for management.

Competitive Positioning

The Compensation Committee believes that total compensation for named executive officers should be heavily weighted toward long-term performance-based compensation, but it does not target a specific mix of compensation between annual and long-term compensation or between equity and cash compensation.

In general, the Compensation Committee’s goal is to achieve total compensation for the named executive officers as a group that falls within a range of the fiftieth to the seventy-fifth percentiles of the market if paid at target. Target total compensation of our named executive officers as a group in 2011, consisting of base salary, target annual cash incentive award, target long-term cash incentive award and the grant date fair value of equity awards (including performance shares at target), resulted in a target compensation opportunity for our executive officers as a group between the median and the seventy-fifth percentile of the market data for our primary peer group.

In 2011, the Compensation Committee requested that its independent compensation consultant review the peer group data used by the committee. The Compensation Committee chartered this review to ensure that competitive compensation data were:

•	an accurate reflection of the external labor market for senior talent;

•	sourced from companies whose scope of operations were generally consistent with the Company’s size and complexity; and

•	based on a sufficient number of companies to stand up over time to predictable changes in the external market.

The Compensation Committee determined to use market data developed from a broad industry group of premier companies. This group is developed by the independent compensation consultant based on the following selection criteria:

•	top 100 publicly traded companies in terms of revenue or market cap;

•

eliminate companies in industries that have unique structures that are not relevant to UnitedHealth Group, such as oil and gas, heavy manufacturing, aerospace and defense, auto manufacturing or similar industries, because the Company is unlikely to recruit from these companies;

•	eliminate companies with a single line of business, so that only multi-segment companies are included; and

•	add major companies located near UnitedHealth Group’s significant executive locations, to consider local competitive dynamics.

The Company does not participate in the selection of the companies for inclusion in the general industry group and the Compensation Committee is not made aware of the companies in this group until the independent compensation consultant presents its benchmarking results to the committee.

The Compensation Committee also considered market data from the five largest publicly traded managed care companies with which we compete for business. However, the Compensation Committee does not utilize this group of managed care companies as a primary reference point for benchmarking compensation practices because the Company is substantially larger, more complex and more diverse than the group’s component companies, and because we believe that the Company competes primarily for talent and capital with other successful large companies across a broader group of industries. The companies that were included in the 2011 peer groups are listed at the end of this Compensation Discussion and Analysis.

Role of Management and CEO in Determining Executive Compensation

The Compensation Committee has the responsibility to approve and monitor all compensation for our executive officers. Management recommends appropriate enterprise-wide financial and non-financial performance goals for use in incentive compensation. Our CEO assists the Compensation Committee by providing his evaluation of the performance of the executive officers that report directly to him and recommends compensation levels for these executive officers. Our CEO does not, however, make recommendations regarding his own compensation.

Use of Tally Sheets and Wealth Accumulation Analysis

When approving compensation decisions, the Compensation Committee reviews robust tally sheet information for each of our executive officers. These tally sheets are prepared by management and quantify the elements of each executive officer’s total compensation. The tally sheets include a summary of all equity awards previously granted to each executive officer, the gain realized from past vesting or exercise of equity awards and the projected value of accumulated equity awards based upon various stock price scenarios. This is done to effectively analyze the compensation each executive officer has accumulated to date and to fully understand the amount the executive officer could accumulate in the future.

Change in Named Executive Officer Responsibilities in 2011

In January 2011, UnitedHealth Group announced the next phase in the continuing alignment of its UnitedHealthcare and Optum business platforms and related changes in roles for a number of the Company’s senior executives, including:

•	Gail K. Boudreaux assumed overall responsibility for all UnitedHealthcare health benefits businesses;

•	David S. Wichmann became Chief Financial Officer while retaining his existing corporate responsibilities for leading enterprise-wide information technology and operations;

•

George L. Mikan III ceased being Chief Financial Officer and assumed responsibility for the Company’s Optum business platform, including OptumHealth and OptumInsight, and working with another executive officer to oversee OptumRx; and

•

Larry C. Renfro and Anthony Welters joined Mr. Hemsley in the office of the Chief Executive, focused on enterprise-wide initiatives, including emerging growth and expansion opportunities, public, regulatory and governmental affairs, reputation and market image efforts, and external relationships for the Company.

These changes were designed to further position the Company as it continues to grow in the evolving health care landscape. On July 6, 2011, we announced that Mr. Renfro was named Chief Executive Officer of Optum, and that Mr. Mikan would be leaving the Company in February 2012. Additional details about the terms of Mr. Mikan’s departure can be found in “Departure of George L. Mikan III” below.

Elements of our Compensation Program

Overview

The compensation program for our named executive officers consists of the following elements:

Compensation Element	Objective	Type of Compensation
Base salary	To provide a base level of cash compensation for executive officers	Annual cash compensation, not variable
Annual cash incentive awards	To encourage and reward executive officers for achieving annual corporate performance goals	Annual performance compensation, variable
Long-term cash incentive awards	To encourage and reward executive officers for achieving three-year corporate performance goals	Long-term performance compensation, variable
Equity awards	To motivate and retain executive
officers and align their interests with
shareholders through the use of:

•     Performance shares to
motivate sustained
performance and growth
and potentially assist
executives in building
ownership in the
Company; and

•     RSUs to retain executive
officers and build stock
ownership positions.

Long-term performance compensation, variable
Employee benefits	The smallest part of total remuneration promotes health, well- being and financial security of employees, including executive officers	Annual indirect compensation, not variable

Annual Compensation

Base Salary

The Compensation Committee generally determines base salary levels for our named executive officers early in the fiscal year, with changes becoming effective during the first quarter of the fiscal year. For 2011, the Compensation Committee made no change to our CEO’s base salary and increased the other named executive officers’ base salaries as set forth below due to the increased scope of their responsibilities, as discussed above:

Name	2011 Base Salary ($)	2010 Base Salary ($)	2011 to 2010 Increase (%)
S. Hemsley	1,300,000	1,300,000	NA
D. Wichmann	850,000	700,000	21%
G. Boudreaux	850,000	700,000	21%
L. Renfro	850,000	700,000	21%
A. Welters	750,000	700,000	7%
M. Mikan	850,000	700,000	21%

Annual Cash Incentive Awards

2011 Annual Incentive Plan Performance Goals

Annual cash incentive awards may be paid if our Company meets or exceeds annual performance goals as determined by the Compensation Committee for that year. In February 2011, the Compensation Committee approved performance criteria and target performance goals for the 2011 annual cash incentive award. These performance goals are based on enterprise-wide measures because the Compensation Committee believes that the named executive officers share the responsibility to support the goals and performance of the Company as key members of the Company’s leadership team. The following table sets forth these performance measures, as well as actual 2011 performance results in each of those categories:

2011 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	Actual 2011 Performance
Revenue	1/3	$95.19 billion	$100.2 billion	$105.21 billion	$101.505 billion
Operating Income	1/3	$5.997 billion	$7.055 billion	$8.113 billion	$8.449 billion
Cash Flow		$4.675 billion	$5.5 billion	$6.325 billion	$6.968 billion
Stewardship: • Customer and Physician Satisfaction • Employee Engagement • Employee Teamwork	1/3	2010 results	2 points above threshold, except customer and physician satisfaction is 5 points above 2010 results	2 points above 2011 target	Between 2011 target and maximum

Context for the 2011 Annual Cash Incentive Plan Performance Goals

In establishing the performance measures for the 2011 annual cash incentive awards, the Compensation Committee sought to align broadly the compensation of our executive officers to key elements of the Company’s 2011 business plan. Development of the Company’s 2011 business plan was a robust process that involved input from all of the Company’s business units and was reviewed with the Company’s Board of Directors in the fourth quarter of 2010 and the first quarter of 2011. At the target level, these financial performance measures were consistent with or higher than the 2010 financial outlook presented publicly in November 2010 at the Company’s annual Investor Conference.

The 2011 financial performance measures at target level represented year-over-year growth in revenues of $6.0 billion but also included an expected year-over-year decline in operating income of $809 million and an expected decline in operating cash flow of $773 million. This reflected the Company’s view that there would be a continued difficult business environment in 2011, including expectations that:

•	the general unemployment rate would remain in a range of 9% to 10%;

•	operating earnings would be reduced by the new minimum loss ratio regulations of the Patient Protection and Affordable Care Act (“Health Care Reform Legislation”) that became effective in 2011;

•	there would not be development in prior year medical costs;

•	there would be continued downward rate pressure in both Medicare Advantage and Medicaid payment rates received from the federal and state governments; and

•	operating cash flows would be negatively impacted year-over-year as certain state premium payments were advanced from 2011 into 2010 on a one-time basis.

The 2011 non-financial target levels represented an increase over 2010 performance in all categories. These measures were viewed to be important to obtaining longer-term financial successes that might not be immediately reflected in annual financial results. The Compensation Committee was of the view that the breadth of financial and non-financial performance measures for the 2011 annual cash incentive award would motivate the executive officers to achieve results that should contribute to value creation for our shareholders on a long-term basis and avoid excessive risks. At the beginning of 2011, the Company believed that achievement of these 2011 goals required substantial performance on a broad range of initiatives contained in the 2011 business plan. These initiatives included the following:

•	grow enrollment across all product categories for a total increase in UnitedHealthcare medical enrollment of approximately one million individuals;

•

continue to execute our major multi-track Medicare Advantage remediation plan to compensate for ongoing reductions in funding rates from the federal government that are projected to be less than the rate of medical cost inflation;

•	continue our innovation in commercial products;

•	deliver ever more effective and comprehensive clinical management;

•	execute on integration and alignment of the Optum companies acquired in 2010;

•	execute on Optum growth initiatives; and

•	further improve our consolidated operating cost ratio.

The Company made substantial progress with regard to these initiatives and, in addition, enrollment in the Company’s commercial business significantly exceeded the Company’s expectations. As a result, 2011 revenues, operating income, cash flows and non-financial measures were all above target levels, with several measures above maximum levels. In addition, 2011 results represented increases over 2010 results in every measure. The Company’s total shareholder return was 42.0% in 2011, reflecting successful performance in an uncertain environment.

The Compensation Committee retains discretion to pay an annual incentive award that is higher or lower than the performance level achieved based on these considerations once threshold performance is achieved on any metric. The Company’s 2008 Executive Incentive Plan allows for adjustments to the Company’s reported earnings for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the financial plan upon which the incentive targets were established. Adjustments to reported earnings are intended to better reflect executives’ line of sight/ability to affect payouts, align award payments with growth of the Company’s business, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize the Company’s preference for long-term and sustainable growth. The only discretion exercised by the Compensation Committee with respect to the annual incentive awards had the effect of decreasing 2011 revenue and operating income from the results reported in accordance with GAAP.

Determination of 2011 Annual Cash Incentive Award Opportunities

At the beginning of each year, the Compensation Committee approves an “annual incentive target percentage” for each executive officer as a percentage of the executive officer’s base salary. In 2011, the maximum cash incentive award that each executive officer could earn, as set by the Compensation Committee, was equal to two times the applicable annual incentive target percentage.

The Compensation Committee believes that it was important to provide the same relative target opportunity to all of the named executive officers, other than Mr. Hemsley, to increase collaboration, teamwork and accountability across the enterprise, to recognize the skills and versatility of each executive officer and to reflect internal parity of contributions. The target percentages for annual cash incentive awards to our named executive officers and the actual 2011 annual cash incentive awards paid are set forth in the table below:

2011 Annual Cash Incentive Awards
Name	Target Percentage (% of Salary)	Target Award Value ($)	Actual Award Paid ($)	Paid Award (% of Target)
S. Hemsley	175%	2,275,000	3,640,000	160%
D. Wichmann	150%	1,275,000	2,050,000	160%
G. Boudreaux	150%	1,275,000	2,050,000	160%
L. Renfro	150%	1,275,000	2,050,000	160%
A. Welters	150%	1,125,000	1,800,000	160%
M. Mikan	150%	1,275,000	1,275,000	100%

The primary factor considered by the Compensation Committee in determining the 2011 annual cash incentive award amounts for each executive officer was achievement of 2011 annual incentive plan performance measures, as discussed below.

Long-Term Incentive Compensation

Long-term incentive compensation, consisting of the long-term cash incentive program and equity awards, represents the largest portion of executive officer compensation. This combination of long-term incentives provides a compelling performance-based compensation opportunity, aids in aligning and retaining the senior management team and accelerates the optimization of business unit capabilities across the enterprise.

Long-Term Awards

2009 – 2011 Long-Term Cash Incentive and Performance Shares Goals and Context

The long-term cash incentive award and performance share programs create a financial incentive for achieving or exceeding three-year financial goals for the enterprise. The earned long-term cash incentive award and performance shares for the 2009 – 2011 performance period were based on achieving the following performance versus the pre-set targets:

2009-2011 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	Actual 2009- 2011 Performance
Cumulative EPS	50%	$9.08	$10.02	$10.99	$12.07
Return on Equity	50%	14%	16%	18%	18.3%

The performance measures for the 2009 – 2011 performance period were established during the first quarter of 2009 based on the Company’s Long-Term Plan. The first year of the Long-Term Plan was based on the Company’s 2009 business plan. Subsequent years were based on assumptions and growth initiatives developed in conjunction with the Company’s business units and reviewed by the Board of Directors. Some key elements of the Long-Term Plan were:

•	expectation of increasing unemployment levels following the 2008 financial crisis, resulting in commercial enrollment declines in 2009;

•	enrollment growth across all Medicare and Medicaid product categories in all years, and commercial enrollment growth in 2010 and 2011;

•	delivering ever more effective and comprehensive clinical management; and

•	ongoing improvements to our consolidated operating cost ratio.

To achieve maximum performance for both the Long-Term Cash Incentive Plan and the Performance Share Plan, cumulative three-year earnings per share (EPS) performance of $10.99 and an average return on equity (ROE) of 18.0% were required. This maximum performance level corresponded to a compound annual growth rate in EPS of 19.9% over the three-year period on a GAAP basis (12.0% when adjusting 2008 for the settlement of class-action lawsuits and other items). The Company had year-over-year GAAP EPS growth of 35.0% in 2009, 26.5% in 2010 and 15.4% in 2011, resulting in a compound annual growth rate of 25.4%. The resulting cumulative EPS of $12.07 was $1.08 above the maximum performance level.

The 18.0% average ROE maximum performance level represented an increase from the actual ROE at the time the goal was established. The ROE for 2009 was 17.3%, increasing to 18.7% in 2010 and 18.9% in 2011. The resulting three-year average ROE was 18.3%, 30 basis points above the maximum performance level.

Environmental factors influencing these results, both positively and negatively, included:

•	a continued movement to managed care in state-based Medicaid programs;

•	a lower rate of overall inflation and slower total health care cost growth;

•	an unemployment rate that remained near 10% for much of 2009 through 2011;

•	adoption of the Health Care Reform Legislation, including new coverage requirements and minimum loss ratio regulations;

•	increased costs associated with the H1N1 influenza outbreak during 2009 and 2010 that were not contemplated in our Long-Term Plan; and

•	downward rate pressure in both Medicare Advantage and Medicaid payment rates received from the federal and state governments.

Similar to the Annual Incentive Plan, the Company’s 2008 Executive Incentive Plan allows for adjustments to the Company’s reported results in determining long-term incentive plan awards, namely the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses. The performance share award allows for more limited adjustments. No adjustments were made to the Company’s financial results in determining long-term incentive award and performance share payout levels for the 2009 — 2011 performance period.

2009 – 2011 Long-Term Cash Incentive Awards

At the beginning of each three year performance period, the Compensation Committee approves a “long-term cash incentive target percentage” for each executive officer as a percentage of the executive officer’s average base salary over the performance period. For the 2009 – 2011 performance period, the maximum cash incentive award that an executive officer could earn, was set by the Compensation Committee to be equal to two times the applicable long-term cash incentive target percentage.

The Compensation Committee believes that it was important to provide the same relative target opportunity to all of the named executive officers to increase collaboration, teamwork and accountability across the enterprise and to recognize the skills and versatility of each executive officer. The long-term incentive target percentages for long-term cash incentive awards to our executive officers and the actual long-term cash incentive awards paid for the 2009 – 2011 long-term performance period are set forth in the table below:

Long-Term Cash Incentive Award
Name	Target Percentage (% of 3-Yr. Avg. Base Salary)	Target Award Value ($)	Maximum Award Value ($)	Actual Award Paid ($)	Paid Award (% Target)
S. Hemsley	50%	650,000	1,300,000	1,300,000	200%
G. Boudreaux	50%	372,100	744,200	744,200	200%
L. Renfro	50%	342,300	684,600	684,600	200%
D. Wichmann	50%	372,100	744,200	744,200	200%
A. Welters	50%	357,300	714,600	714,600	200%
M. Mikan	50%	372,100	744,200	0	0%

Mr. Renfro became a participant in the long-term cash incentive program on January 30, 2009 and, as a result, the target value of his long-term cash incentive award was prorated. The primary factor considered by the Compensation Committee in the determination of the long-term cash incentive award amounts was achievement of 2009 — 2011 long-term incentive plan measures above the maximum goal.

2009 – 2011 Performance Share Awards

The Compensation Committee granted performance shares for the first time for the 2009 – 2011 performance period. The introduction of performance shares as a component of the overall equity awards granted was based upon the Compensation Committee’s consideration of competitive market data, the desirability of utilizing a balanced system to mitigate risk, encourage superior performance and build ownership and was also informed by conversations with shareholders about the desirability of this type of equity award as a component of a pay-for-performance program. The actual shares that were earned for the 2009 – 2011 performance period are set forth in the table below as well as reflected in the “2011 Options Exercises and Stock Vested” table below:

Long-Term Performance Shares
Name	Target Shares (#)	Maximum Shares (#)	Actual Shares Paid (#)	Paid Award (% of Target)
S. Hemsley	115,385	230,770	230,770	200%
G. Boudreaux	76,923	153,846	153,846	200%
D. Wichmann	76,923	153,846	153,846	200%
A. Welters	76,923	153,846	153,846	200%
M. Mikan	76,923	153,846	153,846	200%

Equity Awards

Equity Award Practices

Awards of equity-based compensation to our executive officers serve the purposes described above under “Long-Term Incentive Compensation.” The Compensation Committee determined that equity-based compensation for 2011 should include grants of RSUs and performance shares to achieve better balance and effectiveness in our equity-based compensation and to align better the interests of our executive officers and our shareholders. RSU grants were selected because they are full value shares with time vesting and, as such, provide added retention value. Performance share grants were selected to strengthen the pay-for-performance alignment of the Company’s compensation program. The Compensation Committee’s decision to grant performance shares was informed, in part, by discussions held between the Company and certain of its shareholders regarding the merits of performance shares in a pay-for-performance executive compensation program.

The Compensation Committee’s equity award policy requires that all grants of equity be made at set times, and the Compensation Committee does not delegate authority to management to grant equity awards. We do not have a specific program, plan or practice to time equity compensation awards to named executive officers in coordination with our release of material information.

The Company does not pay dividend equivalents on unvested performance shares granted to employees. After considering general market practices, the Compensation Committee amended the RSU award agreements to permit the payment of dividend equivalents on RSUs awarded in 2011 and after. The dividend equivalents are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest.

The aggregate number of shares subject to equity awards made in 2011 was less than 1% of the Company’s shares outstanding at the end of 2011.

Equity Awards — 2011

In February 2011, the Compensation Committee granted the following target number of performance shares and RSUs to Messrs. Hemsley, Renfro, Wichmann, Welters and Mikan and Ms. Boudreaux:

Name	Target Number of Performance Shares	Annual RSU Award	Special RSU Grant
S. Hemsley	83,195	83,195	—
G. Boudreaux	53,483	53,483	59,425
L. Renfro	53,483	53,483	59,425
D. Wichmann	53,483	53,483	59,425
A. Welters	53,483	53,483	—
G. Mikan	53,483	53,483	59,425

The special RSU grants to Ms. Boudreaux and Messrs. Renfro, Wichmann and Mikan were in recognition of additional responsibilities assumed in connection with the Company’s business realignment, as discussed above, and have a four-year “cliff” vesting provision to provide for additional retention. The number, mix and value of the remaining equity awards was determined by the Compensation Committee at its February 2011 meeting, at which time determinations were also made regarding the 2010 annual cash bonus and the 2008-2010 long-term cash incentive payments. The value and mix of equity awards for all named executive officers were determined by the Compensation

Committee after considering competitive market data; the desirability of utilizing a balanced system to mitigate risk, encourage superior performance, and build ownership; and the need to retain and motivate the executives to deliver sustained performance that enhances the longer-term prosperity of the business. The mix of equity awards was intended to enhance long-term performance and strengthen the Company’s long-term pay-for-performance alignment. See “Departure of George L. Mikan III” below for a further discussion of the impact of Mr. Mikan’s departure on the equity awards granted to him.

The grant date fair values and terms of these equity awards are discussed further in the “Grants of Plan Based Awards” table and related footnotes below.

Other Compensation

Benefits

In addition to generally available benefits, our executive officers are eligible to receive supplemental long-term disability coverage equal to 60% of base salary (up to $420,000) and all of our named executive officers, other than Mr. Hemsley, receive supplemental group term life insurance coverage of $2 million. Executive officers are also eligible to participate in our non-qualified Executive Savings Plan. See the “2011 Non-Qualified Deferred Compensation” table below for additional information regarding contributions, earnings and distributions for each named executive officer under the Executive Savings Plan. Our Executive Savings Plan does not provide for guaranteed or above-market interest.

As part of our continued focus on the community, the Company implemented an Executive Board Service Matching Program. This program is available to approximately 200 senior leaders of the Company, including the named executive officers. This program provides for Company matching contributions on a 1:1 or 2:1 basis to certain charitable and nonprofit organizations up to a maximum amount of $10,000 per organization and a maximum annual Company match amount of $40,000 per senior leader. In order to receive the matching contribution, the employee must serve on the board of the charitable or nonprofit institution and make an equivalent personal financial contribution.

Perquisites

We do not believe that providing generous executive perquisites is either necessary to attract and retain executive talent or consistent with our pay-for-performance philosophy. Therefore, other than the benefits described above, we do not provide perquisites such as excise tax gross-ups, company automobiles, security services, private jet services, financial planning services, club memberships, apartments or vacation homes to our executive officers. Our corporate aircraft use policy prohibits personal use of corporate aircraft by any executive officer. Because there is essentially no incremental cost to the Company, however, the policy does permit an executive officer’s family member to accompany the executive officer on a business flight on Company aircraft provided a seat is available.

Employment Agreements and Post-Employment Payments and Benefits

The Company has a policy of entering into employment agreements with each of our named executive officers. These employment agreements are described in greater detail in “Executive Employment Agreements.”

None of the employment agreements provides for ongoing fixed minimum annual equity awards or fixed cash incentive awards except for certain limited duration commitments made to Gail Boudreaux and Larry Renfro in connection with the commencement of employment with the Company. The Company’s policies related to post-employment payments and benefits do not provide for enhanced cash severance payments upon termination in connection with a change in control or for excise tax gross up payments payable in connection with a change in control. The Company also does not have any ongoing supplemental executive retirement plan obligations for its named executive officers.

The employment agreements with our executive officers provide for certain severance payments in connection with their termination of employment under various circumstances, typically termination by the Company without “cause” or by the executive officer for a “good reason.” See “Executive Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control” for additional information regarding potential severance payments that may be made to named executive officers. We have provided these post-employment payments and benefits and severance payment triggers because they have enabled us to obtain specific post-employment non-competition, non-solicitation and non-disclosure agreements with our executive officers that we believe are of value to the Company and our shareholders.

Prior to 2011, our equity award agreements typically provided that the awards become fully vested and exercisable if the executive officer’s employment ends due to death or disability, or if a change in control of the Company occurs. Beginning in 2011, equity award agreements that contain time-based vesting features no longer provide for “single-trigger” accelerated vesting upon a change in control. These agreements now include a “double-trigger” provision, which provides for accelerated vesting only if there is a change in control and within two years of the change in control the executive officer’s employment is terminated without “cause” or the executive officer terminates his or her employment for “good reason.” For performance shares, the target number of performance shares will immediately vest upon a change in control of the Company. The Compensation Committee determined that “double-trigger” acceleration of vesting for time-based equity better preserved the retentive value of the equity award and was more consistent with the interests of our shareholders. Our equity award agreements also generally provide for continued vesting and exercisability during any period in which an executive officer receives severance and for continued exercisability of vested awards for a limited period of time after termination of employment for other reasons. In addition, stock option awards granted in 2009 and going forward provide for continued vesting and exercisability for up to five years after retirement, subject to certain conditions. The Compensation Committee elected to provide such continued vesting and exercisability because such provisions are a common market practice and our other retirement benefits are limited to the Company’s 401(k) Plan and non-qualified deferred compensation plans.

Departure of George L. Mikan III

On July 1, 2011, we announced that George L. Mikan III would terminate his employment with the Company effective February 29, 2012 (the “Termination Date”). From July 1, 2011 through February 29, 2012, Mr. Mikan agreed to provide transitional assistance to Optum and to perform other executive level responsibilities assigned to him from time-to-time.

In connection with Mr. Mikan’s contemplated departure, the Company and Mr. Mikan entered into a Separation and Release Agreement effective July 5, 2011 (the “Separation Agreement”). The Separation Agreement provides that Mr. Mikan would be eligible to participate in the Company’s annual incentive compensation plan for 2011, but would not receive a payout under the long-term cash incentive award for the 2009 – 2011 performance period under the Company’s Executive Incentive Plan. Based on Mr. Mikan’s performance and the financial performance of the Company in 2011, the Company determined it would be appropriate to award Mr. Mikan an annual cash incentive award at the target level of performance.

The Separation Agreement also provides that upon his termination, Mr. Mikan will receive cash severance compensation pursuant to the terms of his employment agreement dated November 7, 2006, which will be payable over the two-year period following the Termination Date. Under the terms of the equity award agreements that govern Mr. Mikan’s previously granted equity awards, such awards would continue to vest and remain exercisable during the period of payment of the severance compensation as long as Mr. Mikan complies with the terms of the Separation Agreement, including non-compete and non-solicit agreements. The RSU that was awarded to Mr. Mikan in February 2011 with four-year cliff vesting will be forfeited in its entirety.

Other Compensation Practices

Executive Stock Ownership Guidelines

The Compensation Committee believes that executive stock ownership aligns management’s interests with those of shareholders and fosters a long-term outlook, while also assisting in the mitigation of compensation risk. Under our stock ownership guidelines, each executive officer must beneficially own at least the following amounts of the Company’s common stock within three years of the executive officer’s election or appointment as an executive officer:

•	for the CEO, five times base salary; and

•	for other executive officers, two times base salary.

Stock options and SARs do not count towards satisfying the ownership requirements under the guidelines, regardless of their vesting status. Time-based RSUs and restricted stock awards are counted toward the satisfaction of the ownership requirements. The Compensation Committee periodically reviews compliance with this requirement. As of the record date of this proxy statement, all of our named executive officers meet the ownership requirements, including Mr. Hemsley, who, as of March 1, 2012, holds shares with a value equal to 118 times his base salary.

Additionally, in 2009, the Board established a stock retention policy for executive officers that are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which includes our named executive officers. For equity awards received after October 23, 2009, Section 16 officers are required to retain one-third of the net shares acquired upon the vesting or exercise of any equity awards for at least one year.

Transactions in Company Securities

In general, SEC rules prohibit uncovered short sales of shares of our common stock by our executive officers, including the named executive officers. Accordingly, our insider trading policy prohibits short sales of shares of our common stock by all employees and directors, including the executive officers, and discourages all employees from engaging in any hedging transactions relating to our common stock. The policy also requires all restricted employees to consult with our Office of the General Counsel if they intend to engage in any hedging transactions. In 2011, no executive officer consulted with the Office of the General Counsel regarding hedging transactions.

Potential Impact on Compensation from Executive Misconduct/Compensation Clawbacks

If the Board of Directors determines that an executive officer has engaged in fraud or misconduct, the Board of Directors may take a range of actions to remedy the misconduct, prevent its recurrence and impose such discipline as would be appropriate, including, without limit: (1) a termination of employment and (2) initiating legal action against the executive officer. In addition, with respect to our senior executives, including our named executive officers, if the fraud or misconduct causes, in whole or in part, a material restatement of the Company’s financial statements, action may include (a) seeking reimbursement of the entire amount of cash incentive compensation awarded to the executive officer, if the executive officer would have received a lower (or no) cash incentive awards if calculated based on the restated financial results and (b) canceling all outstanding vested and unvested equity awards subject to the clawback policy and requiring the executive officer to return to the Company all gains from equity awards realized during the twelve-month period following the filing of the incorrect financial statements.

The Compensation Committee plans to review our clawback policy and revise it as necessary to comply with any forthcoming SEC rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Consideration of Risk in Named Executive Officer Compensation

Our compensation programs are balanced, focused on long-term pay-for-performance and allow for discretion. The Compensation Committee believes that the design of the compensation program for our executive officers does not encourage excessive or unnecessary risk-taking, as illustrated by the following list of features:

•	Our annual cash bonus program includes a variety of financial and non-financial metrics that require substantial performance on a broad range of initiatives;

•	The Compensation Committee has capped the maximum amount of annual cash bonus and long-term cash bonus that can be earned;

•	Our equity awards include a mix of RSUs and performance shares to encourage sustained performance over time;

•	We have stock ownership guidelines for our executive officers;

•	We require executive officers to retain one-third of net equity awards granted after October 2009 for a period of at least twelve months; and

•	We have a clawback policy that deters misconduct or fraudulent behavior by recouping the entire bonus paid, not just the amount that would not have been earned.

In addition, our Compensation Committee retains discretion to adjust compensation for quality of performance, adherence to Company values and other factors.

Accounting and Tax Considerations

Internal Revenue Code Section 162(m) imposes a $1 million corporate deduction limit for compensation to the Company’s CEO and its three other highest-paid executive officers employed at the end of the year, unless the compensation is “performance-based,” as defined in Section 162(m), and provided under a plan that has been approved by the shareholders. The Compensation Committee seeks to structure most elements of our executive compensation program to meet this exception. However, to maintain flexibility, we have not adopted a policy requiring all compensation to be deductible. For example, time-based RSUs do not qualify as performance-based compensation. Stock options granted under the Company’s 1998 Broad-Based Stock Incentive Plan (the “1998 Plan”) and exercised by named executive officers also do not qualify as performance-based compensation; however no equity awards have been granted under the 1998 Plan since April 2002.

As part of the Health Care Reform Legislation enacted in 2010, Section 162(m) was revised as it pertains to compensation paid by health insurers, including the Company. Starting in 2013, an annual tax deduction limit of $500,000 per person will apply to compensation that we pay to any of our employees and certain service providers, regardless of whether such compensation is deemed performance-based under Section 162(m) or not. This tax deduction limitation also applies to compensation earned in 2010 through 2012, to the extent that the receipt of the compensation is deferred until after 2012. This tax deduction limitation has already begun to impact the Company. As described in the Company’s Annual Report on Form 10-K for the year ending December 31, 2011, the Company lost some tax benefits that would otherwise have been available in 2011 for deferred compensation that will be paid after 2012 that the Company believes will be in excess of the $500,000 deduction limit.

Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. This report was provided by the following independent directors who comprise the Compensation and Human Resources Committee:

Douglas W. Leatherdale (Chair)

Robert J. Darretta

Rodger A. Lawson

UnitedHealth Group Executive Compensation Peer Groups

Managed Care Competitors

Aetna Inc.
CIGNA Corp.
Coventry Health Care Inc.
Humana Inc.
WellPoint Inc.

Large Company Peer Group

3M Company	Home Depot, Inc. (The)
Abbott Laboratories	Intel Corporation
Amazon.com Inc.	International Business Machines Corp.
American Express Co.	Johnson & Johnson
American International Group, Inc.	JPMorgan Chase & Co.
Ameriprise Financial Inc.	Kraft Foods Inc.
AmerisourceBergen Corporation	Kroger Co. (The)
Amgen Inc.	Lowe’s Companies Inc.
Apple Inc.	McDonald’s Corp.
Archer Daniels Midland Company	McKesson Corporation
AT&T, Inc.	MedcoHealth Solutions Inc.
Bank of America Corp.	Medtronic, Inc.
Berkshire Hathaway Inc.	Merck & Co. Inc.
Best Buy Co. Inc.	MetLife, Inc.
Bristol-Myers Squibb Co.	Microsoft Corporation
Bunge Limited	Morgan Stanley
CVS Caremark Corp.	News Corp.
Cardinal Health Inc.	Oracle Corp.
Cargill, Incorporated	PepsiCo, Inc.
Cisco Systems Inc.	Pfizer Inc.
Citigroup, Inc.	Procter & Gamble Co.
Coca-Cola Company (The)	Prudential Financial Inc.
Comcast Corporation	QUALCOMM Incorporated
Costco Wholesale Corporation	Safeway Inc.
Dell Inc.	Sears Holdings Corporation
Dow Chemical Company (The)	SUPERVALU Inc.
eBay Inc.	Sysco Corp.
El DuPont de Nemours & Co.	Target Corp.
Eli Lily and Co.	Travelers Companies, Inc. (The)
EMC Corporation	U.S. Bancorp
Emerson Electric Co.	United Parcel Service, Inc.
Express Scripts Inc.	Verizon Communications Inc.
General Electric Co.	Visa, Inc.
General Mills, Inc.	Walgreen Co.
Goldman Sachs Group, Inc. (The)	Wal-Mart Stores Inc.
Google Inc.	WellPoint Inc.
Hewlett-Packard Company	Wells Fargo & Company

2011 Summary Compensation Table*

The following table provides certain summary information for the years ended December 31, 2011, 2010 and 2009 relating to compensation paid to, or accrued by us on behalf of, our named executive officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)		Stock Awards ($) (2)	SAR Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (5)		All Other Compensation ($) (6)	Total ($)

Stephen J. Hemsley President and Chief Executive Officer	2011 2010 2009	1,300,000 1,300,000 1,300,000	— — —		7,000,028 4,500,045 4,122,694	— 1,500,007 1,442,306	4,940,000 3,400,000 1,950,000	— — —	(7)	154,804 110,079 86,916	13,394,832 10,810,131 8,901,916

David S. Wichmann Executive Vice President and Chief Financial Officer	2011	832,692	—		7,000,070	—	2,794,200	—		84,212	10,711,174

Gail K. Boudreaux Executive Vice President and Chief Executive Officer, UnitedHealthcare	2011 2010	832,692 700,000	205,000 205,000	(8)	7,000,070 3,000,063	— 1,000,004	2,794,200 1,400,000	— —		93,353 68,679	10,925,315 6,373,746

Larry C. Renfro Executive Vice President and Chief Executive Officer, Optum	2011 2010 2009	832,692 692,308 535,385	— — 600,000		7,000,070 3,000,063 3,170,284	— 1,000,004 944,704	2,734,600 1,400,000 1,000,000	— — —		35,825 240,300 520,298	10,603,187 6,332,675 6,770,671

Anthony Welters Executive Vice President	2011 2010 2009	744,231 700,000 700,000	— — —		4,500,060 3,000,063 2,748,471	— 1,000,004 978,505	2,514,600 1,400,000 1,240,000	— — —		112,118 119,687 372,885	7,871,009 6,219,754 6,039,861

George L. Mikan III Former Executive Vice President and Chief Financial Officer	2011 2010 2009	832,692 700,000 700,000	— — —		7,000,070 3,000,063 2,748,471	— 1,000,004 746,605	1,275,000 1,400,000 1,240,000	— — —		83,012 87,264 321,314	9,190,774 6,187,331 5,756,390

*	Please see “Compensation Discussion and Analysis” above for a description of our executive compensation program necessary to an understanding of the information disclosed in this table. Please see “Executive Employment Agreements” below for a description of the material terms of each named executive officer’s employment agreement.

(1)	Amounts reported reflect the base salary earned by named executive officers in the years ended December 31, 2011, 2010 and 2009. Amounts reported include the following salary amounts deferred by the named executive officers under our Executive Savings Plan:

Name	Year	Amount Deferred
Stephen J. Hemsley	2011	$78,000
David S. Wichmann	2011	$49,615
Gail K. Boudreaux	2011	$49,615
Larry C. Renfro	2011	$49,615
Anthony Welters	2011	$44,538
George L. Mikan III	2011	$49,615

(2)	The amounts reported in this column reflect the aggregate grant date fair value of the RSUs and performance shares (at target) granted in 2011, 2010 and 2009 and computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2011 and the grant date value of performance shares if target performance and maximum performance is achieved are as follows:

Name	Year	Restricted Stock Units	Performance-Based Restricted Stock Units
			Target	Maximum
Stephen J. Hemsley	2011	$3,500,014	$3,500,014	$7,000,028
David S. Wichmann	2011	$4,750,040	$2,250,030	$4,500,060
Gail K. Boudreaux	2011	$4,750,040	$2,250,030	$4,500,060
Larry C. Renfro	2011	$4,750,040	$2,250,030	$4,500,060
Anthony Welters	2011	$2,250,030	$2,250,030	$4,500,060
George L. Mikan III	2011	$4,750,040	$2,250,030	$4,500,060

See the “2011 Grants of Plan-Based Awards” table for more information on stock awards granted in 2011.

(3)	The actual value to be realized by a named executive officer related to SARs depends upon the appreciation in value of the Company’s stock and the length of time the SARs are held. No value will be realized with respect to any SAR if the Company’s stock price does not increase following the award’s grant date.

The amounts reported in this column reflect the aggregate grant date fair value of SARs granted in 2010 and 2009 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in computing the aggregate grant date fair value, see “Note 11 to Consolidated Financial Statements” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. These assumptions also have been used in computing the aggregate grant date fair value since fiscal 2003.

(4)	Amounts reported include both annual and long-term cash incentive awards to our named executive officers under our 2008 Executive Incentive Plan. The annual incentive awards earned in 2011 and paid in 2012, including amounts deferred by the named executive officers, were the following:

Name	Year	Total Amount of Annual Cash Incentive Award	Amount of Annual Cash Incentive Award Deferred
Stephen J. Hemsley	2011	$3,640,000	$218,400
David S. Wichmann	2011	$2,050,000	$123,000
Gail K. Boudreaux	2011	$2,050,000	$205,000
Larry C. Renfro	2011	$2,050,000	—
Anthony Welters	2011	$1,800,000	$108,000
George L. Mikan III	2011	$1,275,000	$76,500

The long-term cash incentives earned for the 2009 – 2011 incentive period under our 2008 Executive Incentive Plan and paid in 2012 were the following:

Name	Period	Total Amount of Long-term Cash Incentive Award
Stephen J. Hemsley	2009-2011	$1,300,000
David S. Wichmann	2009-2011	$744,200
Gail K. Boudreaux	2009-2011	$744,200
Larry C. Renfro	2009-2011	$684,600
Anthony Welters	2009-2011	$714,600
George L. Mikan III	2009-2011	—

(5)	Named executive officers participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. The Executive Savings Plan does not credit above-market earnings or preferential earnings to the amounts deferred, and accordingly, no non-qualified deferred compensation earnings have been reported. Under the Executive Savings Plan, there are no measuring investments tied to Company stock performance. The measuring investments are a collection of unaffiliated mutual funds identified by the Company.

(6)	All other compensation includes the following:

Name	Year	Company Matching Contributions Under 401(k) Savings Plan	Company Matching Contributions Under Executive Savings Plan	Company Matching Contributions Under Executive Board Service Matching Program (a)	Insurance Premiums (b)
Stephen J. Hemsley	2011	$11,025	$141,000	—	—
David S. Wichmann	2011	$11,025	$66,808	—	—
Gail K. Boudreaux	2011	$11,025	$66,808	$10,000	—
Larry C. Renfro	2011	$9,429	$24,808	—	—
Anthony Welters	2011	$7,529	$64,269	$30,000	$10,320
George L. Mikan III	2011	$11,025	$66,808	—	—

As permitted by SEC rules, we have omitted perquisites and other personal benefits that we provided to certain named executive officers in 2011 if the aggregate amount of such compensation to each of such named executive officers was less than $10,000. As noted above, we generally do not provide perquisites. In addition, consistent with SEC rules, we have not separately quantified and identified those items of other compensation that have a value of less than $10,000.

a)	As part of its commitment to serve local communities, the Company encourages its executive officers to serve on the boards of charitable organizations and to financially contribute to those organizations. The Company has adopted a policy pursuant to which it will match certain charitable contributions made by an executive officer if the executive officer also serves on the board of the charitable organization. The amounts included for Ms. Boudreaux and Mr. Welters represent donations to charitable organizations made by the Company in 2011 to match the donations they made to charitable organizations on whose boards they serve.

b)	The Company provides each of Messrs. Wichmann, Renfro, Welters and Mikan and Ms. Boudreaux a $2 million face value term life insurance policy. The 2011 annual premiums paid by the Company on behalf of Messrs. Wichmann, Renfro, and Mikan and Ms. Boudreaux were less than $10,000.

(7)	The amount of Mr. Hemsley’s supplemental retirement benefit was frozen in 2006 based on his current age and average base salary and converted into a lump sum of $10,703,229. As such, there was no increase in the benefit payable to Mr. Hemsley under his supplemental retirement benefit in fiscal 2011.

(8)	Reflects a bonus paid to Ms. Boudreaux on the thirty-sixth month anniversary of the effective date of her employment agreement.

2011 Grants of Plan-Based Awards*

The following table presents information regarding each grant of an award under our compensation plans made during 2011 to our named executive officers for fiscal 2011.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option/ SAR Awards: Number of Securities Underlying	Exercise or Grant Price of Option/ SAR	Grant Date Fair Value of Stock or Option/ SAR
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options/ SARs (#)	Awards ($/Sh)	Awards ($) (1)
Stephen J. Hemsley President and Chief Executive Officer
Annual Cash Incentive Award (2)	—	2,047,500	2,275,000	4,550,000	—	—	—	—	—	—	—
Long-Term Cash Incentive Award (3)	—	4,276	650,000	1,300,000	—	—	—	—	—	—	—
RSU Award (4)	2/9/2011	—	—	—	—	—	—	83,195	—	—	3,500,014
Performance Share Award (5)	2/9/2011	—	—	—	547	83,195	166,390	—	—	—	3,500,014
David S. Wichmann Executive Vice President and Chief Financial Officer
Annual Cash Incentive Award (2)	—	1,147,500	1,275,000	2,550,000	—	—	—	—	—	—	—
Long-Term Cash Incentive Award (3)	—	2,777	422,115	844,230	—	—	—	—	—	—	—
RSU Award (6)	2/9/2011	—	—	—	—	—	—	112,908	—	—	4,750,040
Performance Share Award (5)	2/9/2011	—	—	—	352	53,483	106,966	—	—	—	2,250,030
Gail K. Boudreaux Executive Vice President and Chief Executive Officer, UnitedHealthcare
Annual Cash Incentive Award (2)	—	1,147,500	1,275,000	2,550,000	—	—	—	—	—	—	—
Long-Term Cash Incentive Award (3)	—	2,777	422,115	844,230	—	—	—	—	—	—	—
RSU Award (6)	2/9/2011	—	—	—	—	—	—	112,908	—	—	4,750,040
Performance Share Award (5)	2/9/2011	—	—	—	352	53,483	106,966	—	—	—	2,250,030

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option/ SAR Awards: Number of Securities Underlying	Exercise or Grant Price of Option/ SAR	Grant Date Fair Value of Stock or Option/ SAR
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options/ SARs (#)	Awards ($/Sh)	Awards ($) (1)
Larry C. Renfro Executive Vice President and Chief Executive Officer, Optum
Annual Cash Incentive Award (2)	—	1,147,500	1,275,000	2,550,000	—	—	—	—	—	—	—
Long-Term Cash Incentive Award (3)	—	2,777	422,115	844,230	—	—	—	—	—	—	—
RSU Award (6)	2/9/2011	—	—	—	—	—	—	112,908	—	—	4,750,040
Performance Share Award (5)	2/9/2011	—	—	—	352	53,483	106,966	—	—	—	2,250,030
Anthony Welters Executive Vice President
Annual Cash Incentive Award (2)	—	1,012,500	1,125,000	2,250,000	—	—	—	—	—	—	—
Long-Term Cash Incentive Award (3)	—	2,461	374,038	748,076	—	—	—	—	—	—	—
RSU Award (4)	2/9/2011	—	—	—	—	—	—	53,483	—	—	2,250,030
Performance Share Award (5)	2/9/2011	—	—	—	352	53,483	106,966	—	—	—	2,250,030
George L. Mikan III Former Executive Vice President and Chief Financial Officer
Annual Cash Incentive Award (2)	—	1,147,500	1,275,000	2,550,000	—	—	—	—	—	—	—
Long-Term Cash Incentive Award (3)	—	2,777	422,115	844,230	—	—	—	—	—	—	—
RSU Award (6)	2/9/2011	—	—	—	—	—	—	112,908	—	—	4,750,040
Performance Share Award (5)	2/9/2011	—	—	—	352	53,483	106,966	—	—	—	2,250,030

*	Please see “Compensation Discussion and Analysis” above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table.

(1)	The actual value to be realized by a named executive officer depends upon the appreciation in value of the Company’s stock and the length of time the award is held. The grant date fair value of each restricted stock unit award and targeted grant date value of the performance share award was computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date.

(2)

Amounts represent estimated payouts of annual cash incentive awards granted under our Executive Incentive Plan in 2011. The Executive Incentive Plan permits a maximum annual bonus pool for executive officers equal to 2% of the Company’s net income (as defined in the plan) and no executive officer may receive more than 25% of such annual bonus pool. The Compensation Committee has limited annual cash incentive payouts to not more than two times the target amount, which is reflected in the maximum payout column. In order for any amount to be paid, the Company must achieve approved performance metrics of (i) revenue, (ii) operating income, (iii) cash flow, (iv) consumer, customer and physician satisfaction, (v) employee engagement and (vi) employee teamwork. The estimated threshold award represents the amount that may be paid if threshold performance is achieved on each of the performance metrics. Once threshold performance is achieved, the Compensation Committee has the discretion to pay an award ranging from 0% up to a maximum of 200% of target. The actual annual cash incentive amounts earned in connection with the 2011 awards were paid in 2012, and are reported in the “2011 Summary Compensation Table.”

(3)	Amounts represent estimated future payouts of long-term cash incentive awards granted under our Executive Incentive Plan in 2011 for the 2011-2013 incentive period, to be paid in 2014. The Executive Incentive Plan permits a maximum long-term bonus pool for executive officers equal to 2% of the Company’s average net income (as defined in the plan) during the performance period and no executive officer may receive more than 25% of such long-term bonus pool. The Compensation Committee has limited the long-term cash incentive payout maximum amount to not more than two times each named executive officer’s target amount, which is reflected in the maximum payout column. In 2011, upon recommendation by management, the Compensation Committee approved a cumulative EPS metric and an average return on equity metric for the 2011-2013 incentive period, either one of which must be achieved before the threshold amount shown above becomes earned and payable. Each measure is weighted equally. The Compensation Committee will determine whether the goals have been achieved at the end of the performance period. The estimated threshold award represents the amount that may be paid if threshold performance on one of the performance metrics is exceeded. Once threshold performance is achieved, the Compensation Committee has the discretion to pay an award ranging from 0% up to a maximum of 200% of target. The estimated threshold, target and maximum awards listed in the table were computed based on participants’ estimated average salary over the 2011 to 2013 performance period. This three year average salary was determined using their actual 2011 salary earned with their current salary used to estimate their 2012 and 2013 salaries.

(4)	Amounts represent the number of RSUs granted under our 2002 Stock Incentive Plan. These RSUs proportionately vest on February 9, 2012, December 28, 2012 and February 9, 2014, other than for Messrs. Hemsley and Welters as described in footnote 4 to the “Outstanding Equity Awards at 2011 Fiscal Year End” table. These RSUs are subject to earlier termination upon certain events related to termination of employment. Unvested RSUs will vest in full upon death or disability. Unvested RSUs will also vest in full if, within two years of a change in control, an executive terminates employment for good reason or is terminated without cause (i.e., “double-trigger” vesting), as these terms are defined in each executive’s equity-award agreement. RSUs may also continue to vest following retirement if the executive officer is retirement eligible or over any severance period following termination of employment.

(5)

Amounts represent the estimated future number of the performance shares that may be earned under our 2002 Stock Incentive Plan at each of the threshold, target and maximum levels. The performance share award will be paid out in shares of Company common stock. The number of performance shares that the executive officer will receive will be determined at the conclusion of the 2011 — 2013 performance period and will be dependent upon the Company’s achievement of a cumulative EPS metric and an average return on equity metric approved by the Compensation Committee. The Compensation Committee has the discretion to reduce the number of performance shares an executive officer is entitled to receive. The estimated threshold award represents the number of performance shares that may be awarded if threshold performance is achieved on one of the performance metrics. The full target number of performance shares will immediately vest upon a change in control of the Company, as this term is defined in each executive’s equity-award agreement. Upon retirement, if the executive officer is retirement eligible, the executive officer will vest in the full number of performance shares that are earned at the end of the performance period as if the executive officer had been continuously employed throughout the entire performance period, provided the executive officer had served for at least one year of the performance period. Upon death, disability or termination of employment for “Good Reason” or other than for “Cause” (as these terms are defined in the performance share award agreement), the executive officer will receive at the end of the applicable performance period, a pro-rata number of performance shares that are earned based on the number of full months employed plus, if applicable, the number of months for any severance period.

(6)	Amounts represent the number of RSUs granted under our 2002 Stock Incentive Plan. Of the total number of RSUs granted, 53,483 RSUs proportionately vest on February 9, 2012, December 28, 2012 and February 9, 2014 and 59,425 RSUs vest on the fourth anniversary of the grant date, February 9, 2015. These RSUs are subject to earlier termination upon certain events related to termination of employment. Unvested RSUs will vest in full upon death or disability Unvested RSUs will also vest in full if, within two years of a change in control, an executive terminates employment for good reason or is terminated without cause (i.e., “double-trigger” vesting), as these terms are defined in each executive’s equity-award agreement. RSUs may also continue to vest following retirement if the executive officer is retirement eligible or over any severance period following termination of employment.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table presents information regarding outstanding equity awards held at the end of 2011 by our named executive officers for fiscal 2011.

	Option/SAR Awards						Stock Awards
Name	Date of Option/ SAR Grant	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise/ Grant Price ($)	Option/ SAR Expiration Date (1)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($) (2)
Stephen J. Hemsley President and Chief Executive Officer	2/9/2010 2/23/2009 1/31/2006 5/2/2005 5/2/2005 2/3/2005 2/3/2005 2/11/2004 2/11/2004 2/11/2004 2/12/2003 2/12/2003	28,509 84,842 200,000 62,500 187,500 450,000 150,000 300,000 300,000 600,000 300,000 900,000	85,527 84,841 — — — — — — — — — —	(3) (5)	33.0000 29.7400 59.4200 57.4183 48.3550 45.2800 55.3583 29.7000 36.2382 58.3600 58.3600 58.3600	2/9/2020 2/23/2019 1/31/2016 5/2/2015 5/2/2015 2/3/2015 2/3/2015 2/11/2014 2/11/2014 2/11/2014 2/12/2013 2/12/2013	2/9/2011 2/9/2011 2/9/2010 2/9/2010 2/23/2009	82,173 — 34,091 — 28,846	(4) (7) (8)	4,164,528 — 1,727,732 — 1,461,915	— 124,793 — 181,820 —	(6) (6)	— 6,324,509 — 9,214,638 —
David S. Wichmann Executive Vice President and Chief Financial Officer	2/9/2010 2/23/2009 6/5/2008 5/28/2007 5/28/2007 5/2/2006 10/31/2005 5/2/2005 5/2/2005 12/7/2004 12/7/2004 8/6/2004 8/6/2004 11/28/2003 11/28/2003 2/12/2003 8/5/2002	19,006 56,562 152,732 — 150,000 150,000 65,000 25,000 75,000 154,000 154,000 75,000 75,000 37,500 112,500 200,000 200,000	57,018 56,560 50,910 25,000 — — — — — — — — — — — — —	(3) (5) (3) (10)	33.0000 29.7400 33.9400 54.4100 54.4100 48.5800 59.0000 49.7886 48.3550 39.8500 42.2986 33.1236 31.5350 26.9500 29.3986 22.5086 22.1100	2/9/2020 2/23/2019 6/5/2018 5/28/2017 5/28/2017 5/2/2016 10/31/2015 5/2/2015 5/2/2015 12/7/2014 12/7/2014 8/6/2014 8/6/2014 11/28/2013 11/28/2013 2/12/2013 8/5/2012	2/9/2011 2/9/2011 2/9/2011 2/9/2010 2/9/2010 2/23/2009 6/5/2008	54,162 60,180 — 22,728 — 19,230 9,113	(4) (9) (7) (8) (3)	2,744,930 3,049,922 — 1,151,855 — 974,576 461,847	— — 80,225 — 121,214 — —	(6) (6)	— — 4,065,803 — 6,143,126 — —
Gail K. Boudreaux Executive Vice President and Chief Executive Officer, UnitedHealthcare	2/9/2010 2/23/2009 6/5/2008	19,006 56,562 96,825	57,018 56,560 32,275	(3) (5) (3)	33.0000 29.7400 33.9400	2/9/2020 2/23/2019 6/5/2018	2/9/2011 2/9/2011 2/9/2011 2/9/2010 2/9/2010 2/23/2009 6/5/2008	54,162 60,180 — 22,728 — 19,230 29,225	(4) (9) (7) (8) (3)	2,744,930 3,049,922 — 1,151,855 — 974,576 1,481,123	— — 80,225 — 121,214 — —	(6) (6)(7)	— — 4,065,803 — 6,143,126 — —
Larry C. Renfro Executive Vice President and Chief Executive Officer, Optum	2/9/2010 2/3/2009	19,006 46,400	57,018 46,400	(3) (5)	33.0000 29.7400	2/9/2020 2/3/2019	2/9/2011 2/9/2011 2/9/2011 2/9/2010 2/9/2010 2/3/2009	54,163 60,180 — 22,728 — 53,300	(4) (9) (7) (7)	2,744,930 3,049,922 — 1,151,855 — 2,701,244	— — 80,225 — 121,214 —	(6) (6)(7)	— — 4,065,803 — 6,143,126 —

	Option/SAR Awards						Stock Awards
Name	Date of Option/ SAR Grant	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise/ Grant Price ($)	Option/ SAR Expiration Date (1)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($) (2)
Anthony Welters Executive Vice President	2/9/2010 2/23/2009 6/5/2008 5/28/2007 5/28/2007 5/2/2006 10/31/2005 5/2/2005 11/4/2004	19,006 — 23,639 — 150,000 100,000 40,000 100,000 270,000	57,018 56,560 21,212 25,000 — — — — —	(3) (5) (3) (10)	33.0000 29.7400 33.9400 54.4100 54.4100 48.5800 60.0700 48.5700 42.8650	2/9/2020 2/23/2019 6/5/2018 5/28/2017 5/28/2017 5/2/2016 10/31/2015 5/2/2015 11/4/2014	2/9/2011 2/9/2011 2/9/2010 2/9/2010 2/23/2009 6/5/2008	52,837 — 22,728 — 19,230 17,087	(4) (7) (8) (3)	2,677,779 — 1,151,855 — 974,576 865,969	— 80,225 — 121,214 — —	(6) (6)(7)	— 4,065,803 — 6,143,126 — —
George L. Mikan III Former Executive Vice President and Chief Financial Officer	2/9/2010 2/23/2009 6/5/2008 5/28/2007 5/28/2007 5/2/2006 10/31/2005 5/2/2005 11/4/2004 5/10/2004	19,006 56,562 152,732 — 175,000 125,000 45,000 100,000 190,000 150,000	57,018 56,560 50,910 75,000 — — — — — —	(3) (5) (3) (10)	33.0000 29.7400 33.9400 54.4100 54.4100 48.5800 60.0700 48.5700 42.8650 30.7050	2/9/2020 2/23/2019 6/5/2018 5/28/2017 5/28/2017 5/2/2016 10/31/2015 5/2/2015 11/4/2014 5/10/2014	2/9/2011 2/9/2011 2/9/2011 2/9/2010 2/9/2010 2/23/2009 6/5/2008	54,163 60,180 — 22,728 — 19,230 9,113	(4) (9) (7) (8) (3)	2,744,930 3,049,922 — 1,151,855 — 974,576 461,847	— — 80,225 — 121,214 — —	(6) (6)	— — 4,065,803 — 6,143,126 — —

(1)	The expiration date shown is the latest date that options/SARs may be exercised. Options/SARs may terminate earlier in certain circumstances, such as in connection with the named executive officer’s termination of employment.

(2)	Based on the per share closing market price of our common stock on December 31, 2011 of $50.68.

(3)	Vest 25% annually over a four-year period beginning on the first anniversary of the grant date.

(4)	Vest 33-1/3% on February 9, 2012, December 28, 2012 and February 9, 2014, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer’s award that otherwise would have vested on the next anniversary of the grant date is cancelled to pay applicable FICA taxes owed by the executive. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Messrs. Hemsley and Welters are retirement eligible. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded to the nearest whole share. For more information on RSUs cancelled in 2011, please see “2011 Option Exercises and Stock Vested” table.

(5)	Vest 25% annually over a four-year period beginning on February 3, 2010.

(6)	Vest 100% at the end of the three-year performance period. The number of performance shares that the executive officer will receive is dependent upon the achievement of a cumulative EPS metric and an average return on equity metric approved by the Compensation Committee. The number of performance shares reported above for 2011 is at 150% of the target number established by the Compensation Committee because we currently believe that is the probable outcome of the performance conditions based on the Company’s performance through December 31, 2011. The number of performance shares reported above for 2010 is the maximum number established by the Compensation Committee because we believe that payout at maximum is the probable outcome of the performance conditions based on the Company’s performance through December 31, 2011.

(7)	Vest 25% annually over a four-year period beginning on the first anniversary of the grant date, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer’s award that otherwise would have vested on the next anniversary of the grant date is cancelled to pay applicable FICA taxes owed by the executive. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Mr. Hemsley was retirement eligible on the grant date and Mr. Welters became retirement eligible in 2010.

(8)	Vest 25% annually over a four-year period beginning on February 3, 2010, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer’s award that otherwise would have vested on the next anniversary of the grant date is cancelled to pay applicable FICA taxes owed by the executive. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Mr. Hemsley was retirement eligible on the grant date and Mr. Welters became retirement eligible in 2010.

(9)	Vest 100% on the fourth anniversary of the grant date. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded to the nearest whole share.

(10)	Vest 100% on the sixth anniversary of the grant date.

2011 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options during 2011 by our named executive officers and vesting of restricted stock awards held by our named executive officers for fiscal 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen J. Hemsley	1,200,000	28,829,810(2)	257,514	12,851,000 (3)
President and Chief Executive Officer
David S. Wichmann	300,000	9,912,270(4)	180,151	8,974,680 (5)
Executive Vice President and Chief Financial Officer
Gail K. Boudreaux	—	—	200,263	9,957,151 (6)
Executive Vice President and Chief Executive Officer, UnitedHealthcare
Larry C. Renfro	—	—	34,226	1,465,738 (7)
Executive Vice President and Chief Executive Officer, Optum
Anthony Welters	96,562	1,631,685(8)	187,990	9,368,334 (9)
Executive Vice President
George L. Mikan III	145,000	3,673,217(10)	180,151	8,974,680 (11)
Former Executive Vice President and Chief Financial Officer

(1)	Computed by determining the market value per share of the shares acquired based on the difference between: (a) the per share market value of our common stock at exercise, defined as the closing price on the date of exercise, or the weighted average selling price if same-day sales occurred, and (b) the exercise price of the options.

(2)	Mr. Hemsley’s value was computed as described in note (1) above and was based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Stock Splits Since Date of Award	Market Price at Exercise	Exercise Price
1/7/2002	10/26/2011	550,000	4:1	$49.0037	$25.0925
1/7/2002	10/27/2011	650,000	4:1	$49.2135	$25.0925

(3)	Reflects the vesting of a portion of the RSUs granted to Mr. Hemsley. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
2/23/2009	2/3/2011	14,423	$43.04	$620,766
2/9/2010	2/9/2011	10,242	$42.07	$430,881

Also reflects the performance shares earned for the 2009 – 2011 performance period that ended on December 31, 2011 because performance targets were met. The value shown as realized on 12/31/2011 is based on the number of shares earned for the 2009 – 2011 performance period using the per share closing market price of our common stock on December 31, 2011, although shares were not issued until Committee certification of results on February 7, 2012:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at end of Performance Period	Value Realized on Vesting
2/23/2009	12/31/2011	230,770	$50.68	$11,695,424

Also reflects the cancellation on December 21, 2011 of 2,079 RSUs granted on February 9, 2011 with a value of $103,929 for the payment of FICA tax liability. The value realized was computed based on a closing stock price of $49.99 on December 21, 2011.

(4)	Mr. Wichmann’s value was computed as described in note (1) above and was based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Stock Splits Since Date of Award	Market Price at Exercise	Exercise Price
1/7/2002	10/28/2011	300,000	4:1	$48.8784	$18.2375

(5)	Reflects the vesting of a portion of the RSUs granted to Mr. Wichmann. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
2/23/2009	2/3/2011	9,616	$43.04	$413,873
2/9/2010	2/9/2011	7,576	$42.07	$318,722
6/5/2008	6/5/2011	9,113	$48.85	$445,170

Also reflects the performance shares earned for the 2009 – 2011 performance period that ended on December 31, 2011 because performance targets were met. The value shown as realized on 12/31/2011 is based on the number of shares earned for the 2009 – 2011 performance period using the per share closing market price of our common stock on December 31, 2011, although shares were not issued until Committee certification of results on February 7, 2012:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at end of Performance Period	Value Realized on Vesting
2/23/2009	12/31/2011	153,846	$50.68	$7,796,915

(6)	Reflects the vesting of a portion of the RSUs granted to Ms. Boudreaux. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
2/23/2009	2/3/2011	9,616	$43.04	$ 413,873
2/9/2010	2/9/2011	7,576	$42.07	$ 318,722
6/5/2008	6/5/2011	29,225	$48.85	$1,427,641

Also reflects the performance shares earned for the 2009 – 2011 performance period that ended on December 31, 2011 because performance targets were met. The value shown as realized on 12/31/2011 is based on the number of shares earned for the 2009 – 2011 performance period using the per share closing market price of our common stock on December 31, 2011, although shares were not issued until Committee certification of results on February 7, 2012:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at end of Performance Period	Value Realized on Vesting
2/23/2009	12/31/2011	153,846	$50.68	$7,796,915

(7)	Reflects the vesting of a portion of the RSUs granted to Mr. Renfro. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
2/3/2009	2/3/2011	26,650	$43.04	$1,147,016
2/9/2010	2/9/2011	7,576	$42.07	$ 318,722

(8)	Mr. Welter’s value was computed as described in note (1) above and was based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
2/23/2009	7/25/2011	5,000	$51.63	$29.74
6/5/2008	12/13/2011	40,000	$48.20	$33.94
2/23/2009	12/13/2011	51,562	$48.20	$29.74

(9)	Reflects the vesting of a portion of the RSUs granted to Mr. Welters. The value realized on vesting was computed based the following:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
2/23/2009	2/3/2011	8,904	$43.04	$383,228
2/9/2010	2/9/2011	6,828	$42.07	$287,254
6/5/2008	6/5/2011	17,087	$48.85	$834,700

Also reflects the performance shares earned for the 2009 – 2011 performance period that ended on December 31, 2011 because performance targets were met. The value shown as realized on 12/31/2011 is based on the number of shares earned for the 2009 – 2011 performance period using the per share closing market price of our common stock on December 31, 2011, although shares were not issued until Committee certification of results on February 7, 2012:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at end of Performance Period	Value Realized on Vesting
2/23/2009	12/31/2011	153,846	$50.68	$7,796,915

Also reflects the cancellation on December 21, 2011 of 1,325 RSUs granted on February 9, 2011 with a value of $66,237 for the payment of FICA tax liability. The value realized was computed based on a closing stock price of $49.99 on December 21, 2010.

(10)	Mr. Mikan’s value was computed as described in note (1) above and was based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Stock Splits Since Date of Award	Market Price at Exercise	Exercise Price
10/28/2003	5/2/2011	17,500	2:1	$49.3693	$26.175
10/28/2003	5/2/2011	52,500	2:1	$49.4856	$28.10
2/12/2003	5/2/2011	75,000	4:1	$49.3193	$20.725

(11)	Reflects the vesting of a portion of the RSUs granted to Mr. Mikan. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
2/23/2009	2/3/2011	9,616	$43.04	$413,873
2/9/2010	2/9/2011	7,576	$42.07	$318,722
6/5/2008	6/5/2011	9,113	$48.85	$445,170

Also reflects the performance shares earned for the 2009 – 2011 performance period that ended on December 31, 2011 because performance targets were met. The value shown as realized on 12/31/2011 is based on the number of shares earned for the 2009 – 2011 performance period using the per share closing market price of our common stock on December 31, 2011, although shares were not issued until Committee certification of results on February 7, 2012:

Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at end of Performance Period	Value Realized on Vesting
2/23/2009	12/31/2011	153,846	$50.68	$7,796,915

2011 Pension Benefits

The following table presents information regarding the present value of accumulated benefits payable under our non-qualified defined-benefit pension plans covering our named executive officers for fiscal 2011.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stephen J. Hemsley President and Chief Executive Officer	Individual Agreement for Supplemental Executive Retirement Pay	— (1)	10,703,229(1)	—
David S. Wichmann Executive Vice President and Chief Financial Officer	N/A	—	—	—
Gail K. Boudreaux Executive Vice President and Chief Executive Officer, UnitedHealthcare	N/A	—	—	—
Larry C. Renfro Executive Vice President and Chief Executive Officer, Optum	N/A	—	—	—
Anthony Welters Executive Vice President	N/A	—	—	—
George L. Mikan III Former Executive Vice President and Chief Financial Officer	N/A	—	—	—

(1)	Upon termination of Mr. Hemsley’s employment for any reason, a lump-sum benefit of $10,703,229 will be paid six months and one day after his termination. In the event of Mr. Hemsley’s death prior to payment of his entire supplemental retirement benefit, his surviving spouse will receive any unpaid benefit. The dollar amount of this lump sum benefit was frozen in 2006 and will not vary, regardless of Mr. Hemsley’s age, years of service or average compensation at the time of his actual termination.

2011 Non-Qualified Deferred Compensation

The following table presents information as of the end of 2011 regarding the non-qualified deferred compensation arrangements for our named executive officers for fiscal 2011.

Name (a)	Executive Contributions in Last FY ($) (1) (2) (b)	Registrant Contributions in Last FY ($) (1) (3) (c)	Aggregate Earnings in Last FY ($) (4) (d)	Aggregate Withdrawals/ Distributions ($) (5) (e)	Aggregate Balance at Last FYE ($) (1) (f)
Stephen J. Hemsley	282,000	141,000	127,511	—	7,766,319
President and Chief Executive Officer
David S. Wichmann	133,615	66,808	29,431	—	1,847,201
Executive Vice President and Chief Financial Officer
Gail K. Boudreaux	189,615	66,808	(7,979)	—	721,159
Executive Vice President and Chief Executive, UnitedHealthcare
Larry C. Renfro	49,615	24,808	1,021	—	141,122
Executive Vice President and Chief Executive Officer, Optum
Anthony Welters	128,538	64,269	13,813	—	1,100,740
Executive Vice President
George L. Mikan	133,615	66,808	(35,086)	—	1,058,970
Former Executive Vice President and Chief Financial Officer

(1)	All amounts in columns (b) and (c) have been reported as compensation. In addition to the amounts shown in columns (b) and (c), column (f) includes the following amounts reported in the summary compensation table for prior years:

Name	Amount Previously Reported
Stephen J. Hemsley	$5,740,876
David S. Wichmann	$756,079
Gail K. Boudreaux	$234,500
Larry C. Renfro	$61,754
Anthony Welters	$555,750
George L. Mikan III	$669,316

(2)	Named executive officers are eligible to participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. Under the plan, employees may generally defer up to 80% of their eligible annual base salary (100% prior to January 1, 2007) and up to 100% of their annual and long-term cash incentive awards. Amounts deferred, including Company credits, are credited to a bookkeeping account maintained for each participant, and are distributable pursuant to an election made by the participant as to time and form of payment that is made prior to the time of deferral. The Company maintains a Rabbi Trust for the plan. The Company’s practice is to set aside amounts in the Rabbi Trust to be used to pay for all benefits under the plan, but the Company is under no obligation to do so except in the event of a change in control.

(3)	For the first 6% of the employee’s base salary and annual incentive award deferrals under our Executive Savings Plan, the Company provides a matching credit of up to 50% of amounts deferred at the time of each deferral. This matching credit does not apply to deferrals of long-term cash incentive awards, or other special incentive awards.

(4)	Amounts deferred are credited with earnings from measuring investments selected by the employee from a collection of unaffiliated mutual funds identified by the Company. The Executive Savings Plan does not credit above-market earnings or preferential earnings to amounts deferred.

(5)	Under our Executive Savings Plan, unless an employee in the plan elects to receive distributions during the term of his or her employment with the Company, benefits will be paid no earlier than at the beginning of the year following the employee’s termination. However, upon a showing of severe financial hardship, an employee may be allowed to access funds in his or her deferred compensation account earlier. Benefits can be received either as a lump sum payment, in five or ten annual installments, in pre-selected amounts and on pre-selected dates, or a combination thereof. An employee may change his or her election with respect to the timing and form of distribution for such deferrals under certain conditions. However, for deferrals relating to services performed on or after January 1, 2004, employees may not accelerate the timing of the distributions.

Executive Employment Agreements

We have entered into an employment agreement with each of the named executive officers.

Stephen J. Hemsley

On November 7, 2006, the Board of Directors entered into an employment agreement with Mr. Hemsley to serve as President and CEO. On December 14, 2010, the employment agreement was amended to extend the employment period to December 1, 2014. The employment agreement will extend automatically for additional one-year periods after December 1, 2014 unless sooner terminated in accordance with the terms of the employment agreement. During the period of his employment, the Board of Directors will nominate Mr. Hemsley for election to the Board of Directors by the shareholders of the Company.

Under the employment agreement, Mr. Hemsley receives a base salary of $1,300,000, with any increases at the sole discretion of the Compensation Committee and ultimately the independent members of the Board of Directors. The employment agreement does not set any minimum or target level for any bonus or other incentive compensation. All bonus and incentive compensation awards are solely at the discretion of the Compensation Committee. Mr. Hemsley is eligible to participate in the Company’s generally available employee benefit programs.

Upon termination of Mr. Hemsley’s employment for any reason, he is entitled to a previously accrued and vested lump sum supplemental retirement benefit of $10,703,229 to be paid six months and one day after his termination.

If Mr. Hemsley’s employment is terminated by the Company without Cause, other than upon expiration of the term of the employment agreement, or by Mr. Hemsley for Good Reason, the Company will pay Mr. Hemsley a lump sum in an amount equal to his annual base salary for the longer of the remainder of the term under the employment agreement or twelve months.

If Mr. Hemsley’s employment is terminated because of his death or permanent disability, the Company will pay him or his beneficiaries a lump sum in an amount equal to two years’ total compensation of base salary plus the average bonus for the last two calendar years, excluding any special or one-time bonus or incentive compensation payments.

If Mr. Hemsley is terminated by the Company for Cause, by Mr. Hemsley without Good Reason or because of his retirement or upon expiration of the term of the employment agreement, he will not be entitled to any further compensation from the Company other than earned but unpaid salary and benefits.

As defined in the employment agreement, “Cause” generally means willful and continued failure to perform his duties after written notice and a failure to remedy the deficiency, a violation of the Company’s Code of Conduct that is materially detrimental to the Company and is not remedied after written notice, engaging in fraud, material dishonesty or gross misconduct in connection with the Company’s business, conviction of a felony or willful and material breach of the employment agreement that is not remedied after written notice. As defined in the employment agreement, “Good Reason” generally means an assignment of duties inconsistent with his position or duties or other diminution of duties, a relocation of primary work location by more than 25 miles, failure by the Board of Directors to elect Mr. Hemsley as CEO, failure by the Board of Directors to nominate Mr. Hemsley to serve on the Board of Directors, the Company’s failure to pay or provide Mr. Hemsley’s base salary, incentive compensation or other benefits, or any other material breach of Mr. Hemsley’s employment agreement that is not remedied.

Pursuant to the employment agreement, Mr. Hemsley is subject to provisions prohibiting his solicitation of the Company’s employees and customers or competing with the Company during the term of the employment agreement and the longer of two years following termination or the period that severance payments are made to him under the employment agreement. In addition, he is prohibited at all times from disclosing confidential information related to the Company.

Gail K. Boudreaux, David S. Wichmann, Larry C. Renfro and Anthony Welters

Ms. Boudreaux entered into an employment agreement with the Company on April 8, 2008, which agreement was amended and restated most recently on August 8, 2011. Mr. Wichmann entered into an employment agreement with the Company that was effective December 1, 2006 and was amended and restated most recently effective as of December 31, 2008. Mr. Renfro entered into an employment agreement with the Company that was effective January 29, 2009 and was amended and restated most recently October 25, 2011. Mr. Welters entered into an employment agreement with the Company on April 17, 2007, which agreement was amended and restated most recently effective as of December 31, 2008. The titles of these executive officers are specified in the “2011 Summary Compensation Table” above.

Under their respective employment agreements, Ms. Boudreaux and Messrs. Wichmann, Renfro and Welters report to the President and CEO of the Company and receive base salaries with any adjustments at the discretion of the Compensation Committee. These executive officers are eligible to participate in the Company’s incentive compensation plans. The target and maximum amount of any actual bonus payable to each executive officer is in the discretion of the Compensation Committee. These executive officers also are eligible to receive stock-based awards in the discretion of the Compensation Committee and to participate in the Company’s generally available employee benefit programs. During the term of their respective employment, in addition to the Company’s generally available benefits, the Company will provide each executive officer, at the Company’s expense, a $2 million face value term life insurance policy. Ms. Boudreaux and Messrs. Renfro and Welters also participate in a long-term disability policy, at the Company’s expense, which provides an annual benefit that covers 60% of eligible base salary in the event of a qualifying long-term disability, subject to the terms of the policy.

The employment agreements for Ms. Boudreaux and Mr. Renfro also contain provisions for equity awards and bonuses in connection with commencement of employment.

Each employment agreement and each executive officer’s employment may be terminated (a) at any time by mutual agreement or, with prior written notice, by the Company with or without Cause, (b) at any time by the executive officer with or without Good Reason and (c) upon the executive officer’s death or disability that renders him or her incapable of performing the essential functions of his job, with or without reasonable accommodation. If an executive officer’s employment is terminated by the Company without Cause or by the executive officer for Good Reason, the Company will provide the executive officer with outplacement services consistent with those provided to similarly situated executives and pay the executive officer severance compensation equal to the sum of (a) 200% of his annualized base salary as of his or her termination date, (b) 200% of the average of his or her last two calendar years’ bonus, excluding any equity awards and any special or one-time bonus or incentive compensation payments (except that if termination occurs within two years following the effective date of Mr. Renfro’s employment agreement, the amount payable to Mr. Renfro will be 200% of his target incentive), and (c) $12,000 to offset the costs of benefit continuation coverage. The severance compensation will be payable over a 24-month period for Ms. Boudreaux and Mr. Welters and over a 12-month period for Mr. Renfro.

For purposes of each applicable employment agreement, “Cause” generally means (a) material failure to follow the Company’s reasonable direction or to perform any duties reasonably required on material matters, (b) a material violation of, or failure to act upon or report known or suspected violations of, the Company’s Principles of Integrity and Compliance, (c) conviction of a felony, commission of any criminal, fraudulent or dishonest act or any conduct that is materially detrimental to the interests of the Company, or (d) material breach of the employment agreement. The employment agreement provides that the Company will, within 120 days of the discovery of the conduct constituting Cause, give the executive officer written notice specifying the conduct constituting Cause in reasonable detail and the executive officer will have 60 days to remedy the conduct, if the conduct is reasonably capable of being remedied. In any instance where the Company may have grounds for Cause, failure by the Company to provide written notice of the grounds for Cause within 120 days of discovery will be a waiver of its right to assert the subject conduct as a basis for termination for Cause.

For purposes of each applicable employment agreement, “Good Reason” will generally exist if the Company (a) reduces the executive officer’s base salary or long- or short-term target bonus percentage other than in connection with a general reduction affecting a group of similarly situated employees, (b) moves the executive officer’s primary work location more than 50 miles, (c) makes changes that substantially diminish the executive officer’s duties or responsibilities, or (d) changes the executive officer’s reporting relationship away from the President and CEO of the Company. The employment agreement provides that the executive officer must give the Company written notice specifying in reasonable detail the circumstances constituting Good Reason within 120 days of becoming aware of the circumstances, or those circumstances will not constitute Good Reason. If the circumstances constituting Good Reason are reasonably capable of being remedied, the Company will have 60 days to remedy the circumstances.

Pursuant to their respective employment agreements, each executive officer is subject to provisions prohibiting his or her solicitation of the Company’s employees or competing with the Company during the term of the employment agreement and two years following termination for any reason. In addition, each executive officer is prohibited at all times from disclosing confidential information related to the Company.

Potential Payments Upon Termination or Change-in-Control

The following table describes the potential payments to named executive officers upon termination of employment or a change-in-control of the Company as of December 31, 2011. Amounts are calculated based on the benefits available to the named executive officers under existing plans and arrangements, including each of their employment agreements described under “Executive Employment Agreements.”

	For Good Reason or Not For Cause ($)	Death ($)	Disability ($)	Voluntary Termination or Retirement ($)	Change- in-Control ($)
Stephen J. Hemsley
Cash Payments	3,791,667	7,950,000	7,950,000	—	—
Annual Cash Incentive (1)	—	4,550,000	4,550,000	4,550,000	—
Long-Term Cash Incentive (2)	—	2,600,000	2,600,000	2,600,000	2,600,000
SERP	10,703,229	10,703,229	10,703,229	10,703,229	10,703,229
Insurance Benefits	—	—	420,000	—	—
Acceleration of Equity (3)	19,466,504	15,119,883	15,119,883	19,466,504	19,466,504

Total (4)	33,961,400	40,923,112	41,343,112	37,319,733	32,769,733

David S. Wichmann
Cash Payments	4,012,000	—	—	—	—
Annual Cash Incentive (1)	—	2,550,000	2,550,000	2,550,000	—
Long-Term Cash Incentive (2)	—	1,555,128	1,555,128	1,555,128	1,555,128
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity (3)	12,525,013	14,379,057	14,379,057	—	17,209,890

Total (4)	16,537,013	20,484,185	18,904,185	4,105,128	18,765,018

Gail K. Boudreaux
Cash Payments	4,162,000	—	—	—	—
Annual Cash Incentive (1)	—	2,550,000	2,550,000	2,550,000	—
Long-Term Cash Incentive (2)	—	1,555,128	1,555,128	1,555,128	1,555,128
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity (3)	13,232,339	15,086,384	15,086,384	—	17,917,216

Total (4)	17,394,339	21,191,512	19,611,512	4,105,128	19,472,344

Larry C. Renfro
Cash Payments	4,012,000	—	—	—	—
Annual Cash Incentive (1)	—	2,550,000	2,550,000	2,550,000	—
Long-Term Cash Incentive (2)	—	1,492,564	1,492,564	1,492,564	1,492,564
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity (3)	9,264,970	14,578,894	14,578,894	—	17,409,727

Total (4)	13,276,970	20,621,458	19,041,458	4,042,564	18,902,291

Anthony Welters
Cash Payments	3,812,000	—	—	—	—
Annual Cash Incentive (1)	—	2,250,000	2,250,000	2,250,000	—
Long-Term Cash Incentive (2)	—	1,451,710	1,451,710	1,451,710	1,451,710
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity (3)	13,999,186	11,168,354	11,168,354	12,778,128	13,999,186

Total (4)	17,811,186	16,870,064	15,290,064	16,479,838	15,450,896

George L. Mikan III
Cash Payments	4,024,000	—	—	—	—
Annual Cash Incentive (1)	—	2,550,000	2,550,000	2,550,000	—
Long-Term Cash Incentive (2)	—	1,555,128	1,555,128	1,555,128	1,555,128
Insurance Benefits	—	2,000,000	420,000	—	—
Acceleration of Equity (3)	12,525,013	14,379,057	14,379,057	—	17,209,890

Total (4)	16,549,013	20,484,185	18,904,185	4,105,128	18,765,018

(1)

Represents the maximum amount the Compensation Committee may in its discretion determine, but is not required, to pay the executive officer (or the executive officer’s estate, if applicable) based upon a pro-rated portion of the award that the executive officer would have received but for the death, disability or retirement, calculated at the achievement of the maximum performance target, as more fully described in note (2) to the “2011 Grants of Plan-Based Awards” table.

(2)	With respect to “For Good Reason or Not for Cause,” “Death,” “Disability” and “Retirement,” represents the maximum amount the Compensation Committee may in its discretion determine, but is not required, to pay the executive officer (or the executive officer’s estate, if applicable) based upon the portion of the incentive periods the executive officer served prior to death, disability or retirement and measurement of Company and executive performance based on performance through the end of the fiscal year of the Company which ends closest to the executive officer’s date of death, disability or retirement, calculated at the achievement of the maximum performance target, as more fully described in note (3) to the “2011 Grants of Plan-Based Awards” table. With respect to “Change-in-Control,” represents the amount payable by the Company or its successor to each executive officer (or credit to the named executive officer’s account in the Company’s Executive Savings Plan if a timely deferral election is in effect), which is a pro-rated portion of the maximum long-term cash incentive award for which the executive officer is eligible for, for each incentive period within 90 days of the occurrence.

(3)	Represents the (i) unvested RSUs multiplied by the closing stock price on December 31, 2011 ($50.68), (ii) intrinsic value of the unvested stock options and SARs which is calculated based on the difference between the closing price of our stock on December 31, 2011 ($50.68), and the exercise or grant price of the unvested stock options and SARs as of that date, and (iii) the number of performance shares earned if target performance is achieved multiplied by the closing stock price on December 31, 2011 ($50.68). If maximum performance is achieved for the performance shares, the amounts for Acceleration of Equity would be (a) for “For Good Reason or Not for Cause,” $28,290,146 for Mr. Hemsley; $18,307,094 for Mr. Wichmann; $19,014,421 for Ms. Boudreaux; $14,143,579 for Mr. Renfro; $19,781,268 for Mr. Welters; and $18,307,094 for Mr. Mikan; (b) for “Death” and “Disability,” $19,596,904 for Mr. Hemsley; $17,330,306 for Mr. Wichmann; $18,037,632 for Ms. Boudreaux; $17,530,143 for Mr. Renfro; $14,119,602 for Mr. Welters; and $17,330,306 for Mr. Mikan; (c) for “Retirement,” $28,290,146 for Mr. Hemsley; and $18,560,209 for Mr. Welters and (d) for “Change-in-Control,” $28,290,146 for Mr. Hemsley; $22,991,971 for Mr. Wichmann; $23,699,298 for Ms. Boudreaux; $23,191,808 for Mr. Renfro; $19,781,268 for Mr. Welters; and $22,991,971 for Mr. Mikan.

For “For Good Reason or Not for Cause,” the amount includes the value of unvested equity awards held by the named executive officer that will not immediately vest upon termination but will continue to vest through any applicable severance. For “Retirement,” the amount includes the value of certain unvested equity awards granted in 2009 and 2010 that will continue to vest and be exercisable for a period of five years (but not after the award’s expiration date). The value of the awards that will not immediately vest is based on their intrinsic values on December 31, 2011. However, because these awards would continue to vest after termination of employment or retirement, the actual value the named executive officer would receive is not determinable. At December 31, 2011, Mr. Hemsley and Mr. Welters had met the retirement eligibility provisions.

(4)	Does not include value of benefits, plans or arrangements that would be paid or available following termination of employment that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to all salaried employees or accrued balances under any non-qualified deferred compensation plan that is described above.

PROPOSAL 2 – ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

The Board of Directors recognizes the significant interest of shareholders in executive compensation matters. We are seeking shareholders’ views on our executive compensation philosophy and practices through an advisory vote on the following resolution at the Annual Meeting:

Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures.

The Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures appear on pages 17-52 of this proxy statement.

As discussed in the Compensation Discussion and Analysis, the Board of Directors believes that our executive compensation program attracts and retains highly qualified executives while linking executive compensation directly to Company-wide performance. In deciding how to vote on this proposal, the Board of Directors asks you to consider the following key points with regard to our executive compensation program:

•	We achieved strong performance in 2011 despite challenging business conditions.

▪	Revenues increased 8% to $101.9 billion from $94.2 billion in 2010;

▪	Net earnings increased 11% to $5.1 billion from $4.6 billion in 2010;

▪	Cash flow increased 11% to $7.0 billion as compared to $6.3 billion in 2010;

▪	Earnings per share increased 15% to $4.73 per share from $4.10 per share in 2010; and

▪	Total shareholder return was 42% compared to 2.1% for the S&P 500 generally.

•

We pay for performance.    A substantial portion of the total compensation of our executive officers is composed of annual and long-term incentive payments that require achievement of financial and non-financial outcomes that impact shareholder value.

•

We reward long-term growth and sustained profitability.    Compensation of our named executive officers is weighted heavily toward equity and long-term cash awards. In 2011, long-term (cash and equity) compensation represented between 65% and 80% of the total mix of compensation granted to named executive officers.

•

We do not provide excise tax gross-ups.    We do not provide excise tax gross-ups or executive-only perks such as company cars, security systems, financial planning or vacation homes to our named executive officers.

•

We use tally sheets when approving compensation.    The Compensation Committee reviews tally sheet information for each of our named executive officers to more effectively analyze the amount of compensation each executive officer has accumulated to date and to fully understand the amount the executive officer could accumulate in the future.

•	Our pay practices align with sound risk management.

▪	Our annual cash bonus program includes a variety of financial and non-financial metrics that require substantial performance on a broad range of initiatives;

▪	The Compensation Committee has capped the maximum amount of annual cash bonus and long-term cash bonus that can be earned under the respective plans;

▪	Our equity awards in 2011 included a mix of RSUs and performance shares to encourage sustained performance over time;

▪

We have stock ownership guidelines for our executive officers that require our CEO to own stock with a value of five times base salary and our other named executive officers to own stock with a value of two times base salary. Our CEO, Mr. Hemsley, owns stock with a value of 118 times his base salary as of March 1, 2012;

▪	We require our executive officers to retain one-third of net equity awards granted after October 2009 for a period of at least twelve months;

▪	We prohibit short sales of shares of our common stock by all directors and employees, including executive officers; and

▪	We have a clawback policy that deters misconduct or fraudulent behavior by recouping the entire bonus paid, not just the amount that would not have been earned.

•	We use an independent compensation consultant. Our compensation consultant reports directly to the Compensation Committee and does not perform any work for management.

In addition, the Compensation Committee considered the results of the Company’s first annual advisory vote to approve the Company’s executive compensation, which was conducted at our 2011 Annual Meeting. At this meeting, more than 97% of the votes were cast in favor of the proposal. The Compensation Committee believes that this shareholder vote indicates strong support for our executive compensation program, and the committee therefore did not make any changes to the Company’s compensation policies.

In addition to our annual advisory vote to approve the Company’s executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our shareholders.

For these reasons, the Board of Directors recommends that shareholders vote FOR the advisory vote to approve named executive officer compensation as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures. Proxies will be voted FOR this proposal unless you specify otherwise.

DIRECTOR COMPENSATION

Our compensation and benefit program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our shareholders. Director compensation reflects our desire to attract, retain and use the expertise of highly qualified people serving on the Company’s Board of Directors. The Compensation Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors. Employee directors do not receive additional compensation for serving as a director.

The following table highlights the material elements of our director compensation program:

Compensation Element	Compensation Value
Annual Cash Retainer	$125,000
Annual Audit Committee Chair Cash Retainer	$15,000
Annual Compensation Committee Chair Cash Retainer	$15,000
Annual Nominating Committee Chair Cash Retainer	$10,000
Annual Public Policy Committee Chair Cash Retainer	$10,000
Annual Board Chair Cash Retainer	$300,000
Annual Equity Award	$150,000 aggregate fair value of deferred stock units
Initial Equity Award to New Directors	6,250 deferred stock units
Equity Conversion Program	Cash compensation converted into deferred stock units at the director’s election

Cash Compensation

Director cash compensation is payable on a quarterly basis in arrears and prorated if the director did not serve the entire quarter. Directors may elect to convert cash compensation into equity or defer receipt of the cash compensation to a later date.

Equity-Based Compensation

Non-employee directors receive grants of deferred stock under the 2011 Stock Incentive Plan (and received grants in 2011 under the 2002 Stock Incentive Plan prior to adoption of the 2011 Stock Incentive Plan). To continue to align the interests of directors with the long-term interests of our shareholders, each director is required to retain all deferred stock units granted until completion of his or her service on the Board of Directors. Upon completion of service, the deferred stock units convert to an equal number of shares of the Company’s common stock. A director may defer receipt of the shares for up to ten years after completion of service.

Initial Equity Award

A new director receives an initial one-time grant of 6,250 deferred stock units on the date of the director’s appointment to the Board of Directors. The new director award vests at a rate of 25% per year for four years, subject to continued service on the Board of Directors on the vesting date. Each director is required to retain the deferred stock units until completion of his or her service on the Board of Directors.

Annual Equity Award

Non-employee directors also receive an annual grant of deferred stock units having an annual aggregate fair value of $150,000. This grant is in consideration of general service and responsibilities and required meeting preparation. The grants are issued quarterly in arrears on the first business day following the end of each fiscal quarter and prorated if the director did not serve the entire quarter. The number of deferred stock units granted is determined by dividing $37,500 (the quarterly value of the annual equity award) by the closing stock price on the grant date, rounded up to the nearest share. These awards are vested immediately upon grant and must be held until the director’s completion of his or her service on the Board of Directors.

Deferred Stock Unit Dividends

The Company pays dividend equivalents in the form of additional deferred stock units on all outstanding deferred stock units. Dividend equivalents are paid at the same rate and at the same time that dividends are paid to Company shareholders. The dividend equivalents are subject to the same vesting conditions as the underlying grant and must be held until the director’s completion of his or her service on the Board of Directors.

Stock Ownership Guidelines

In 2010, we revised our director stock ownership guidelines. Under our stock ownership guidelines, we require non-employee directors to achieve ownership of shares of the Company’s common stock (excluding stock options, but including vested deferred stock units and vested restricted stock units) having a fair market value equal to five times the directors’ annual base cash retainer. Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the Board of Directors, other than directors serving in August 2010 who must comply with the new stock ownership guidelines by August 2015. Messrs. Ballard, Burke, Darretta, Leatherdale and Renwick, Ms. Hooper, and Drs. Shine and Wilensky have met the stock ownership requirement. Mr. Lawson is on track to achieve compliance with the stock ownership guidelines prior to February 2016, the fifth anniversary of his appointment to the Board of Directors.

Other Compensation

We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director. We also provide health care coverage to incumbent directors but only if the director is not eligible for coverage under another group health care benefit program. Health care coverage is provided generally on the same terms and conditions as current employees. Upon retirement from the Board of Directors, current directors may continue to obtain health care coverage under benefit continuation coverage, and after the lapse of such coverage, under the Company’s post-employment medical plan for up to a total of ninety-six months if they are otherwise eligible.

The Company maintains a program through which it will match up to $15,000 of charitable donations made by each director for each calendar year. The directors do not receive any financial benefit from this program because the charitable income tax deductions accrue solely to the Company. Donations under the program may not be made to family trusts, partnerships or similar organizations.

Equity Conversion Program

Directors may elect to convert any or all director cash compensation earned into deferred stock units, which must be held until completion of his or her service on the Board. The conversion grants are made on the day the eligible cash compensation becomes payable to the director and immediately vest upon grant. If a director elects to convert his or her cash compensation into deferred stock units, he or she receives the number of deferred stock units equal to the cash compensation foregone, divided by the fair market value of one share of our common stock on the date of grant, rounded up to the nearest share.

Cash Deferral Plan

Under our Directors’ Compensation Deferral Plan (“Director Deferral Plan”), non-employee directors may elect annually to defer receipt of all or a percentage of their cash compensation.

Amounts deferred are credited to a bookkeeping account maintained for each director participant that uses a collection of unaffiliated mutual funds as measuring investments. Subject to certain additional rules set forth in the Director Deferral Plan, a participating director may elect to receive the distribution in one of the following ways:

•	an immediate lump sum upon the completion of his or her service on the Board of Directors;

•	a series of five or ten annual installments following the completion of his or her service on the Board of Directors;

•	a delayed lump sum following either the fifth or tenth anniversary of the completion of his or her service on the Board of Directors; or

•	pre-selected amounts to be distributed on pre-selected dates while the director remains a member of our Board of Directors.

2011 Director Compensation Table

The following table provides summary information for the year ended December 31, 2011 relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2011:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
William C. Ballard, Jr.	140,000	150,060	—	—	17,500	307,560
Richard T. Burke	425,000	150,060	—	—	25,892	600,952
Robert J. Darretta	125,000	150,053	—	—	2,500	277,553
Michele J. Hooper	135,000	150,060	—	—	16,380	301,440
Rodger A. Lawson (6)	80,625	359,091	—	—	23,178	462,894
Douglas W. Leatherdale	140,000	150,060	—	—	17,500	307,560
Glenn M. Renwick	125,000	150,053	—	—	17,500	292,553
Kenneth I. Shine, M.D.	125,000	150,067	—	—	17,500	292,567
Gail R. Wilensky, Ph.D.	135,000	150,060	—	—	17,500	302,560

(1)	The amounts reported include the annual cash retainer earned in 2011 by the directors but elected by the directors to be converted into deferred stock units as follows: Mr. Darretta – $125,000 (2,843 deferred stock units); Mr. Renwick – $125,000 (2,843 deferred stock units); and Dr. Shine – $15,625 (421 deferred stock units). Mr. Leatherdale elected to defer all 2011 cash compensation under the Director Deferral Plan.

(2)	The amounts reported reflect the aggregate grant date fair value of the stock awards granted in 2011 computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. The amounts reported include for each director the incremental aggregate grant date fair value of the annual equity award of deferred stock units granted quarterly and, for Messrs. Darretta and Renwick and Dr. Shine, the incremental aggregate grant date fair value of deferred stock units issued in lieu of cash compensation, because we round grants of deferred stock units up to the nearest whole share. For Mr. Lawson, the amount reported includes the aggregate grant date fair value of his initial equity award upon joining the Board of Directors in February 2011 of 6,250 deferred stock units, which vest over a period of four years.

The aggregate grant date fair values of the stock awards granted in 2011 (including, for Messrs. Darretta and Renwick and Dr. Shine, the deferred stock units issued in lieu of cash compensation) computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date, are as follows:

	1/3/11 ($)	2/8/11 ($)	4/1/11 ($)	7/1/11 ($)	10/3/11 ($)
William C. Ballard, Jr.	37,501	—	37,537	37,510	37,512
Richard T. Burke	37,501	—	37,537	37,510	37,512
Robert J. Darretta*	68,765	—	68,780	68,750	68,758
Michele J. Hooper	37,501	—	37,537	37,510	37,512
Rodger A. Lawson	—	262,313	21,756	37,510	37,512
Douglas W. Leatherdale	37,501	—	37,537	37,510	37,512
Glenn M. Renwick*	68,765	—	68,780	68,750	68,758
Kenneth I. Shine, M.D*.	53,133	—	37,537	37,510	37,512
Gail R. Wilensky, Ph.D.	37,501	—	37,537	37,510	37,512

*	Includes the value of deferred stock units issued upon conversion of annual cash retainer as described in note (1) above.

As of December 31, 2011, our non-employee directors held outstanding restricted stock unit awards and deferred stock unit awards as follows:

	Restricted Stock Units	Deferred Stock Units
William C. Ballard, Jr.	—	9,832
Richard T. Burke	—	9,832
Robert J. Darretta	3,125	15,709
Michele J. Hooper	6,250	9,832
Rodger A. Lawson	—	8,401
Douglas W. Leatherdale	—	9,832
Glenn M. Renwick	3,125	15,709
Kenneth I. Shine, M.D.	6,250	11,765
Gail R. Wilensky, Ph.D.	—	9,832

(3)	The Company did not grant stock option awards to directors in 2011. As of December 31, 2011, our non-employee directors held outstanding (and unexercised) option awards as follows: Mr. Ballard – 233,000 options; Mr. Burke – 271,140 options; Mr. Darretta – 56,621 options; Ms. Hooper – 35,000 options; Mr. Leatherdale – 264,310 options; Mr. Renwick – 33,929 options; Dr. Shine – 5,000 options; and Dr. Wilensky – 240,740 options.

(4)	The Director Deferral Plan does not credit above-market earnings or preferential earnings to the amounts deferred. There are no measuring investments tied to Company stock performance. The measuring investments are a collection of unaffiliated mutual funds identified by the Company.

(5)	In 2011, the Company matched charitable contributions made by directors to charitable organizations selected by directors pursuant to the Company’s Board Matching Program as follows: Mr. Ballard – $15,000; Mr. Burke – $15,000; Ms. Hooper – $13,426; Mr. Lawson – $15,000; Mr. Leatherdale – $15,000; Mr. Renwick – $15,000; Dr. Shine – $15,000; and Dr. Wilensky – $15,000. In 2011, the Company also made a $2,500 contribution to a charitable organization selected by each director in lieu of 2010 holiday gifts. Mr. Lawson was not a director of the Company in 2010, so no holiday charitable contribution was made on his behalf. We also paid $8,392, $454 and $8,178 in health care premiums on behalf of Mr. Burke, Ms. Hooper and Mr. Lawson, respectively.

(6)	Mr. Lawson was appointed to the Board of Directors on February 8, 2011.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Approval or Ratification of Related-Person Transactions

The Board of Directors has adopted a written Related-Person Transactions Approval Policy, which is administered by the Audit Committee. A copy of the policy is available on our website at www.unitedhealthgroup.com. Under the policy, “related-person” transactions are prohibited unless approved or ratified by the Audit Committee. In general, a related-person transaction is any transaction or series of transactions (or amendments thereto) directly or indirectly involving a director, executive officer or five-percent shareholder of the Company, or any of their respective immediate family members, in which the Company or its subsidiaries is directly or indirectly a participant and the amount involved exceeds $1.00 (or, in the case of a director, that is not deemed to be immaterial under the Company’s Standards for Director Independence).

Related-person transactions under the policy do not include:

•	Indemnification and advancement of expenses made pursuant to the Company’s Articles of Incorporation or Bylaws or pursuant to any agreement or instrument.

•	Interests arising solely from the ownership of a class of the Company’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis.

•

Any transaction that involves the providing of compensation to a director or executive officer in connection with his or her duties to the Company or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course.

Under the policy, the Company determines whether a transaction falls under the definition of a related-person transaction, requiring review by the Audit Committee. In determining whether to approve or ratify a related-person transaction, the Audit Committee will consider, among others, whether the terms of the related-person transaction are fair to the Company and on terms at least as favorable as would apply if the other party was not an affiliate; the business reasons for the transaction; whether the transaction could impair the independence of a director under the Company’s Standards for Director Independence; and whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

Any member of the Audit Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related-person transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the related-person transaction. Any related-person transaction that is not approved or ratified, as the case may be, will be voided, terminated or amended, or other actions will be taken in each case as determined by the Audit Committee so as to avoid or otherwise address any resulting conflict of interest.

As required under SEC rules, transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, will be disclosed in the Company’s proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2011, Messrs. Darretta and Leatherdale served on the Compensation Committee. Dr. Wilensky served on the Compensation Committee until May 23, 2011, at which time Mr. Lawson was appointed to the Compensation Committee following his initial election to the Board of Directors by the shareholders at the 2011 Annual Meeting. None of these persons has ever been an officer or employee of the Company or any of our subsidiaries and has no interlocking relationships requiring disclosure under applicable SEC rules.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is comprised of three non-employee directors, all of whom are audit committee financial experts, as defined by the SEC. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company’s Standards for Director Independence. The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and auditing management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has discussed and reviewed, with both management and Deloitte & Touche LLP, management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche LLP’s attestation. The Audit Committee also discussed with management and Deloitte & Touche LLP the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm in separate sessions the Company’s consolidated financial statements for the years ended December 31, 2011, December 31, 2010 and December 31, 2009.

The Audit Committee discussed with Deloitte & Touche LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement on Auditing Standards No. 90 (Audit Committee Communications) and Rule 2-07 of Regulation S-X. The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the accounting firm’s independence. In considering the independence of the independent registered public accounting firm, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon the Audit Committee’s review of the financial statements, independent discussions with management and Deloitte & Touche LLP, and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the years ended December 31, 2011, December 31, 2010 and December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC.

Members of the Audit Committee

William C. Ballard, Jr., Chair

Robert J. Darretta

Glenn M. Renwick

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Disclosure of Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees billed to the Company for the fiscal years ended December 31, 2011 and 2010 represent fees billed by the Company’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which includes Deloitte Consulting (collectively, “Deloitte & Touche”). The Audit Committee pre-approved the audit and non-audit services provided in the years ended December 31, 2011 and December 31, 2010 by Deloitte & Touche, as reflected in the table below.

	Year Ended
Fee Category	2011	2010
Audit Fees	$16,918,000	$16,421,000
Audit-Related Fees (a)	2,803,000	3,253,000

Total Audit and Audit-Related Fees	$19,721,000	$19,674,000
Tax Fees (b)	504,000	625,000
All Other Fees	673,000	434,000

Total	$20,898,000	$20,733,000

(a)	Audit-Related Fees include benefit plan and other required audits, certain AICPA agreed-upon procedures, internal control assessments and due diligence services. Deloitte & Touche and the Company agreed to retroactively increase 2010 Audit-Related Fees due to work performed in connection with the Company’s disposition of certain businesses.

(b)	Tax Fees include tax compliance, planning and support services. In 2011 and 2010 approximately 73% ($367,000) and 81% ($505,000), respectively, of Tax Fees were related to tax compliance (review and preparation of corporate and expatriate tax returns, review of the tax treatment for certain expenses and claims for refunds).

Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm

The Audit Committee has reviewed the nature of non-audit services provided by Deloitte & Touche and has concluded that these services are compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm.

Audit and Non-Audit Services Approval Policy

The Audit Committee has adopted a Policy for Approval of Independent Auditor Services (the “Policy”) outlining the scope of services that Deloitte & Touche may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Deloitte & Touche to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Deloitte & Touche under any circumstances. Pursuant to these guidelines, the Audit Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved. All fees reported above were approved pursuant to the Policy. The services provided by our independent registered public accounting firm and related fees are discussed with the Audit Committee and the Policy is evaluated and updated periodically by the Audit Committee.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012. The Board of Directors has proposed that shareholders ratify this appointment at the Annual Meeting. If shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. The Audit Committee evaluates, at least every three years, whether to rotate our independent registered public accounting firm.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement and will be available to respond to questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012. Proxies will be voted FOR ratifying this selection unless you specify otherwise.

PROPOSAL 4 – SHAREHOLDER PROPOSAL

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. The Board of Directors has recommended a vote against this proposal for the reasons set forth following the proposal.

Shareholder Proposal — Disclosure of Lobbying Expenditures

We have been informed that Trillium Asset Management Corp., along with co-sponsors Benedictine Sisters of Mt. Angel, Benedictine Sisters of Mount St. Scholastica, Benedictine Sisters of Monasterio Pan de Vita, Connecticut Retirement Plans and Trust Funds, Missionary Oblates of Mary Immaculate, Sisters of St. Francis of Philadelphia, AFL-CIO Reserve Fund and New York State Common Retirement Fund, intend to introduce the resolution set forth below at the Annual Meeting. The Company will provide to shareholders the addresses and reported holdings of the Company’s common stock for all sponsors promptly upon receiving an oral or written request.

Resolved: Shareholders of UnitedHealth Group (“UNH” or the “Company”) request that the Board of Directors (the “Board”) authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing the lobbying of legislators and regulators, including that done on the Company’s behalf by trade organizations. The disclosure should include both direct and indirect lobbying and grassroots lobbying communications.

2.	A listing of payments (both direct and indirect, including payments to trade organizations) used for direct lobbying as well as grassroots lobbying communications, including the amount of the payment and the recipient.

3.	Membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by the management and the Board for (a) direct and indirect lobbying contribution or expenditure; and (b) payment for grassroots lobbying expenditure.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that: (a) refers to specific legislation, (b) reflects a view on the legislation and (c) encourages the recipient of the communication to take action with respect to the legislation. Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels. The report shall be presented to the Audit Committee or other relevant oversight committee of the Board and posted on the Company’s website.

Supporting Statement

Under the U.S. Supreme Court’s decision in Citizens United v. Federal Election Commission, corporations are considered persons having the right to express opinions on public policy issues. However, corporations can exert significantly greater influence than single individuals or groups and may promote interests unknown and contrary to the interests of their own shareholders.

For example, many companies in the health care industry have told their shareholders they are in basic support of the federal health reform law known as the Affordable Care Act, albeit with a desire for necessary changes. However, many of these corporations are members of groups such as the U.S. Chamber of Commerce, the American Legislative Exchange Council (“ALEC”) and other organizations which are actively working to eliminate the Affordable Care Act.

It is important that our Company’s lobbying positions, as well as processes to influence public policy, are transparent. Public opinion is skeptical of corporate influence on Congress and public policy. Questionable lobbying activity may pose risks to our Company’s reputation when controversial positions are embraced. Hence, we believe full disclosure of UNH’s policies, procedures and oversight mechanisms is warranted.

UNH has spent nearly $23 million from 2008 through Q1 2011 on direct federal lobbying activities, according to public records. These figures may not include its grassroots lobbying to directly influence legislation by mobilizing public support or opposition. Also, not all states require disclosure of lobbying expenditures to influence legislation or regulation and UNH does not disclose contributions to tax-exempt organizations that write and endorse model legislation, such as a $50,000 contribution to ALEC’s 2011 annual meeting (http://thinkprogress.org/politics/2011/08/05/288823/alec-exposed-corporations-funding/).

The Board of Directors unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:

The Board of Directors has carefully considered this shareholder proposal and has concluded that the proposal is unnecessary, not in the best interests of the Company and its shareholders, and is redundant to existing comprehensive state and federal public disclosure requirements.

As a participant in the regulated health care industry, we have an obligation in the interests of our company and shareholders to engage with policymakers on an ongoing basis. We have engaged in and will continue to engage in efforts to help inform public policy decisions at both the state and federal levels that have the potential to improve the quality and delivery of health care and that affect our customers, employees, consumers, and the communities in which we operate. Our activities include advocacy efforts at the federal and state levels, thought leadership regarding health care modernization and other important issues impacting the company and our customers, educational outreach and promotion, and other related activities.

We disclose extensive information about our advocacy efforts and the expenditures associated therewith, and we subject our activities to comprehensive Board oversight. We comply fully with all state and federal laws concerning the disclosure of our lobbying expenses. These reports are publicly available and provide extensive detail regarding the Company’s lobbying expenses and the nature of its lobbying activities. In addition, the Public Policy Committee of our Board of Directors, which is composed entirely of independent directors, monitors our advocacy efforts, government affairs activities and political spending, receives regular reports from senior management on these matters, supervises the policies and reviews the purposes and benefits of these activities. The Center for Political Accountability ranks our current level of political disclosure in their second highest category.

We believe that it is in the best interest of our company and our shareholders to belong to trade associations and industry groups, where we benefit from the general business, technical and industry standard-setting expertise these organizations provide. The Company does not agree with all positions taken by these and other trade associations and industry groups on many issues. We have publicly acknowledged contrary positions from time to time. We make a Political Contributions report available on our website, and on an annual basis, we report the aggregate amount of dues paid to certain trade associations that are not deductible under Section 162(e) of the Internal Revenue Code.

Additionally, our expenses related to political and lobbying activities are simply not near to being financially material. In 2011, our entire budget relating to political and lobbying activities, using a broad definition of such, was significantly less than one tenth of one percent of our overall operating costs. Therefore, we do not believe that additional line item disclosure of these immaterial amounts would be beneficial to our investors and would impose unnecessary costs and administrative burdens on the Company.

For all of these reasons, the Board recommends a vote AGAINST this proposal. Proxies will be voted AGAINST the proposal unless you specify otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, an advisory vote to approve our executive compensation, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and, if properly presented at the meeting, a shareholder proposal. Also, once the business of the Annual Meeting is concluded, management of the Company will give a business update. Management, Chairs of each standing Board committee and representatives of Deloitte & Touche LLP will be available to respond to questions from shareholders.

2.	What is a proxy?

It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Richard N. Baer and Dannette L. Smith to serve as proxies for the Annual Meeting. The Board of Directors will use the proxies at the 2012 Annual Meeting of Shareholders. The proxies also may be voted at any adjournments or postponements of the meeting.

3.	What is a proxy statement?

It is a document we give you when we are soliciting your vote pursuant to SEC regulations.

4.	What is the difference between a shareholder of record and a shareholder who holds stock in street name?

Shareholders of Record.    If your shares are registered in your name with our transfer agent, Wells Fargo Shareowner Services, you are a shareholder of record with respect to those shares and the Notice or the proxy materials were sent directly to you by Broadridge Financial Solutions.

Street Name Holders.    If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in “street name.” The Notice or proxy materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account.

5.	How many shares must be present to hold the Annual Meeting?

In order to conduct the Annual Meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. Your shares are counted as present if you attend the Annual Meeting and vote in person, if you vote your proxy over the Internet or by telephone, or by mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

6.	How can I access the proxy materials for the Annual Meeting?

Shareholders may access the proxy materials, which include the Notice of Annual Meeting of Shareholders, Proxy Statement (including a form of proxy card) and Annual Report for the year ended December 31, 2011 on the Internet at www.unitedhealthgroup.com/proxymaterials. We will also provide a hard copy of any of these documents free of charge upon request to: UnitedHealth Group Incorporated, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors.

Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will also help preserve environmental resources.

Shareholders of Record.    If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time by going directly to www.unitedhealthgroup.com and following the enrollment instructions.

Street Name Holders.    If you hold your shares in a bank or brokerage account, you may also have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

7.	How do I attend the Annual Meeting? What do I need to bring?

To attend the Annual Meeting, you will need to bring an admission ticket and valid photo identification.

Shareholders of Record.    If you are a shareholder of record and received a Notice, the Notice is your admission ticket. If you are a shareholder of record and received proxy materials by mail, your admission ticket is attached to your proxy card. You will need to bring the Notice or the admission ticket and valid photo identification with you to the Annual Meeting in order to be admitted to the meeting.

Street Name Holders.    If you hold your shares in street name, bring your most recent brokerage statement or a letter from your broker or other nominee and valid photo identification with you to the Annual Meeting. We will use that statement or letter to verify your ownership of common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in Question 8.

Please note that use of cameras, phones or other similar electronic devices and the bringing of large bags, packages or sound or video recording equipment will not be permitted in the meeting room. Attendees will also be required to comply with rules of order and procedure that will be available at the meeting.

8.	How can I vote at the Annual Meeting if I own shares in street name?

If you are a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your bank or broker. A legal proxy is a bank’s or broker’s authorization for you to vote the shares it holds in its name on your behalf. To obtain a legal proxy, please contact your bank or broker for further information.

9.	What shares are included on the Notice, proxy card or voting instruction form?

If you are a shareholder of record, you will receive only one Notice or proxy card for all the shares of common stock you hold:

•	in certificate form;

•	in book-entry form; and

•	in any Company benefit plan.

If you hold your shares in street name, you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account.

If you hold shares in our 401(k) savings plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the 401(k) savings plan will vote your 401(k) plan shares in the same proportion as the shares for which they have received voting instructions. To allow sufficient time for voting by the 401(k) administrators, your voting instructions must be received by 11:59 p.m. Eastern Time on May 30, 2012.

10.	How can I listen to the live webcast of the Annual Meeting?

You can listen to the live webcast of the Annual Meeting by logging on to our website at www.unitedhealthgroup.com and clicking on “Investors” and then on the link to the webcast. An archived copy of the webcast will also be available on our website for fourteen days following the Annual Meeting.

11.	What different methods can I use to vote?

By Written Proxy.    All shareholders of record who received proxy materials by mail can vote by written proxy card. If you received a Notice or the proxy materials electronically, you may request a proxy card at any time by following the instructions on the Notice or on the voting website. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.

By Telephone or Internet.    All shareholders of record can vote by telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the Internet using the procedures and instructions described on the Notice or proxy card. Street name holders may vote by Internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

In Person.    All shareholders of record may vote in person at the Annual Meeting. Street name holders may vote in person at the Annual Meeting if they have a legal proxy, as described in Question 8.

The Notice is not a proxy card and it cannot be used to vote your shares.

12.	What is the record date and what does it mean?

The record date for the Annual Meeting is April 5, 2012. Only owners of record of shares of common stock of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. On April 5, 2012, there were 1,042,727,555 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.

The record date was established by our Board of Directors as required by the Minnesota Business Corporation Act. Owners of record of common stock at the close of business on the record date are entitled to:

•	receive notice of the Annual Meeting; and

•	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

13.	If I submit a proxy, may I later revoke it and/or change my vote?

Shareholders may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:

•	signing another proxy card or voting instruction form with a later date and delivering it to an officer of the Company before the Annual Meeting;

•	voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on June 3, 2012 (or, if you are a street name holder, such earlier time as your bank or broker may direct);

•	voting at the Annual Meeting if you are a shareholder of record or are a street name holder that has obtained a legal proxy from your bank or broker; or

•	notifying the Secretary to the Board of Directors in writing before the Annual Meeting.

14.	Are votes confidential? Who counts the votes?

We hold the votes of all shareholders in confidence from directors, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	in case of a contested proxy solicitation;

•	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow the independent inspectors of the election to certify the results of the vote.

We have retained Broadridge Financial Solutions to tabulate the votes. We have retained Carl T. Hagberg & Associates to act as independent inspector of the election.

15.	How may I confirm my vote was counted?

We are offering our shareholders the opportunity to confirm their vote was cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Beginning May 21, 2012 and for up to two months after the Annual Meeting, you may confirm your vote beginning twenty-four hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (located on your Notice or proxy card) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

16.	What are my choices when voting for director nominees and what vote is needed to elect directors?

In the vote on the election of director nominees, shareholders may:

•	vote in favor of a nominee;

•	vote against a nominee; or

•	abstain from voting with respect to a nominee.

Directors will be elected by a majority of the votes cast by the holders of the shares of common stock present and entitled to vote in person or by proxy at the Annual Meeting. To address a holdover provision in Minnesota law that allows a director who has not been re-elected to remain in office until a successor is elected and qualified, our policy requires any director who does not receive a greater number of votes “for” than “against” his or her election in an uncontested election to tender his or her resignation from the Board of Directors following certification of the shareholder vote. Under this policy, the Board of Directors will determine whether to accept or reject the offer to resign within 90 days of certification of the shareholder vote. The text of this policy appears in our Principles of Governance, which are available on our website at www.unitedhealthgroup.com.

The Board of Directors recommends a vote FOR each of the nominees.

17.	What are my choices when voting on each of the other proposals considered at the Annual Meeting?

For each of the other proposals shareholders may:

•	vote for the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

18.	What is the Board’s recommendation with regard to each proposal?

The Board of Directors makes the following recommendation with regard to each proposal:

•	The Board of Directors recommends a vote FOR each of the director nominees.

•	The Board of Directors recommends a vote FOR advisory approval of the Company’s executive compensation.

•	The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

•	The Board of Directors recommends a vote AGAINST the shareholder proposal.

19.	What vote is needed to approve each proposal?

Each proposal, other than the advisory vote to approve our executive compensation, must be approved by the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy at the Annual Meeting in order to pass. For the advisory vote to approve our executive compensation, the Board of Directors will consider the results of that advisory vote when considering future executive compensation decisions.

20.	What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter in the manner described in the Notice or on their proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of all director nominees;

•	FOR the advisory approval of our executive compensation;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

•	AGAINST the shareholder proposal.

21.	Are my shares voted if I do not provide a proxy?

If you are a shareholder of record and do not provide a proxy, you must attend the Annual Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Banks and brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter. The election of directors, the advisory vote to approve our executive compensation and the shareholder proposal are not considered routine and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote are counted as “broker non-votes.”

22.	How are abstentions and broker non-votes counted?

Abstentions have no effect on the election of directors under Minnesota law.

Under Minnesota law, abstentions have the effect of an “AGAINST” vote on the proposal seeking advisory approval of our executive compensation, the ratification of the appointment of the Company’s independent registered public accounting firm and the shareholder proposal.

Under Minnesota law, broker non-votes have no effect on the election of directors, proposal seeking advisory approval or our executive compensation, or the shareholder proposal.

23.	Does the Company have a policy about directors’ attendance at the Annual Meeting of Shareholders?

The Company expects directors to attend the Annual Meeting, absent a compelling reason. All of our directors attended the 2011 Annual Meeting.

24.	What are the deadlines for submitting shareholder proposals for the 2013 Annual Meeting?

Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.    To be considered for inclusion in our proxy statement for our 2013 Annual Meeting, shareholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received not later than December 26, 2012 and be submitted in accordance with the SEC’s Rule 14a-8. Shareholder proposals received after the close of business on December 26, 2012 would be untimely. These shareholder proposals must be in writing and received by the deadline described above at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors. If we do not receive a shareholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2013 Annual Meeting.

Other Shareholder Proposals for Presentation at the 2013 Annual Meeting.    A shareholder proposal that is not submitted for inclusion in our proxy statement for our 2013 Annual Meeting, but is instead sought to presented at the 2013 Annual Meeting, must comply with the “advance notice” deadlines in our Bylaws. As such, these shareholder proposals must be received not earlier than February 4, 2013, and no later than the close of business on March 6, 2013. These shareholder proposals must be in writing and received within the “advance notice” deadlines described above at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors. These shareholder proposals must be in the form provided in our Bylaws and must include the information set forth in the Bylaws about the shareholder proposing the business and any associated person, including information about the direct and indirect ownership of or derivative positions in the Company’s common stock and arrangements and understandings related to the proposed business or the voting of the Company’s common stock. If we do not receive a shareholder proposal and the required information regarding the shareholder and any associated person by the “advance notice” deadlines described above, the proposal may be excluded from the proxy statement and from consideration at the 2013 Annual Meeting. The “advance notice” requirement described above supersedes the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority with respect to such shareholder business.

25.	How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co., Inc. to assist with the solicitation of proxies for a base fee of $19,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.

Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

26.	Where can I find more information about my voting rights as a shareholder?

The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about each shareholder known to us to beneficially own more than five percent of the outstanding shares of our common stock, based solely on the information filed by each such shareholder in 2012 for the year ended December 31, 2011 on Schedule 13G under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC (1)	62,082,778	5.82%
82 Devonshire Street
Boston, Massachusetts 02109
Wellington Management Company, LLP (2)	60,982,518	5.72%
280 Congress Street
Boston, Massachusetts 02210
BlackRock, Inc. (3)	57,238,988	5.37%
40 East 52nd Street
New York, New York 10022

(1)	This information, including percent of class, is based on the Schedule 13G filed with the SEC by FMR LLC on February 14, 2012. FMR LLC reported sole voting power 3,328,824 shares of common stock and sole investment power for 62,082,778 shares of common stock. FMR LLC reported having neither shared voting power nor shared investment power over any of the shares.

(2)	This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by Wellington Management Company, LLP on February 14, 2012. Wellington Management Company, LLP reported shared voting power for 23,702,731 shares of common stock and shared investment power for 60,982,518 shares of common stock. Wellington Management Company, LLP reported having neither sole voting power nor sole investment power over any of the shares.

(3)	This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 8, 2012. BlackRock, Inc. reported sole voting power and sole investment power over all of the shares. BlackRock, Inc. reported having neither shared voting power nor shared investment power over any of the shares.

The following table provides information about the beneficial ownership of our common stock as of April 5, 2012 by each director and nominee for director, each executive officer named in the 2011 Summary Compensation Table in this proxy statement, and by all of our current directors, executive officers and director nominees as a group. As of April 5, 2012, there were 1,042,727,555 shares of our common stock issued, outstanding and entitled to vote.

Name of Beneficial Owner or Identity of Group	Ownership of Common Stock		Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of April 5, 2012	Total (1)	Percent of Common Stock Outstanding
William C. Ballard, Jr.	60,427	(2)	213,000	273,427	*
Richard T. Burke	2,605,325	(2)(3)	259,020	2,864,345	*
Robert J. Darretta	24,723	(2)(5)	56,621	81,344	*
Michele J. Hooper	20,847	(2)	35,000	55,847	*
Rodger A. Lawson	8,090	(2)	0	8,090	*
Douglas W. Leatherdale	956,902	(2)(4)(5)	240,150	1,197,052	*
Glenn M. Renwick	22,641	(2)	30,804	53,445	*
Kenneth I. Shine, M.D.	17,853	(2)	5,000	22,853	*
Gail R. Wilensky, Ph.D.	45,317	(2)	229,780	275,097	*
Stephen J. Hemsley	2,574,292	(6)(7)	3,634,281	6,208,573	*
David S. Wichmann	164,911	(7)	1,548,586	1,713,497	*
Gail K. Boudreaux	54,000	(8)	47,286	101,286	*
Larry C. Renfro	4,848		107,612	112,460	*
Anthony Welters	6,586		749,931	756,517	*
George L. Mikan III	1,621	(7)	220,000	221,621	*
All current directors, executive officers and director nominees as a group (19 individuals)	6,848,074	(9)	8,944,559	15,792,633	1.50%

*	Less than 1%.

(1)	Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of April 5, 2012 are treated as outstanding only when determining the amount and percent owned by such individual or group.

(2)	Includes the following number of vested restricted stock units and vested deferred stock units which are considered owned under the Company’s stock ownership guidelines for directors: Mr. Ballard — 11,227 deferred stock units; Mr. Burke — 11,227 deferred stock units; Mr. Darretta — 3,125 restricted stock units and 18,258 deferred stock units; Ms. Hooper — 6,250 restricted stock units and 11,227 deferred stock units; Mr. Lawson — 5,090 deferred stock units; Mr. Leatherdale — 11,227 deferred stock units; Mr. Renwick — 2,343 restricted stock units and 18,258 deferred stock units; Dr. Shine — 4,687 restricted stock units and 13,166 deferred stock units; and Dr. Wilensky — 11,227 deferred stock units.

(3)	Includes 85,808 shares held directly by Mr. Burke’s spouse. Mr. Burke does not have voting or investment power over these shares, and disclaims beneficial ownership of these shares.

(4)	Includes 28,800 shares held in irrevocable trusts for the benefit of Mr. Leatherdale’s children and 6,600 shares held in irrevocable trusts for the benefit of Mr. Leatherdale’s grandchildren. Mr. Leatherdale disclaims beneficial ownership of these shares.

(5)	Includes the following number of shares known to be pledged as security, including shares held by brokers in a margin account whether or not there are loans outstanding: Mr. Darretta — 3,340 shares, and Mr. Leatherdale — 910,275 shares.

(6)	Include 310,144 shares held by foundations which Mr. Hemsley controls.

(7)	Includes the following number of shares held in trust for the individuals pursuant to our 401(k) plan: Mr. Hemsley — 291 shares; Mr. Wichmann — 218 shares; and Mr. Mikan — 144 shares.

(8)	Includes 29,225 shares of restricted stock.

(9)	Includes the indirect holdings included in footnotes (3), (4) and (6), the shares held in our executive officers’ 401(k) accounts and 29,225 shares of restricted stock held by certain of our executive officers. Pursuant to the terms of the Company’s 401(k) plan, a participant has sole voting power over his or her shares; however, the plan trustee votes all unvoted shares in the same proportions as the actual proxy votes submitted by plan participants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors and greater-than-10% beneficial owners are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. There was an untimely Form 4 by each of our executive officers related to dividend equivalents granted in June 2011. In addition, Steve Hemsley had a late Form 5 relating to a charitable donation made at the end of 2011, and Gail Boudreaux had an untimely Form 4 in 2011 resulting from a change in form of beneficial ownership. Except for the foregoing, based solely on our review of these reports and written representations from our executive officers and directors, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements during 2011.

HOUSEHOLDING NOTICE

We have adopted “householding” procedures that allow us to deliver one Notice or a single copy of proxy materials to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. Each registered shareholder living in that household will receive a separate proxy card if the householded proxy materials are received by mail.

If you participate in householding but wish to receive a separate copy of this proxy statement or our annual report, please notify us at: Secretary to the Board of Directors, UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, telephone (800) 328-5979. You may opt-in or opt-out of householding at any time by contacting our transfer agent, Wells Fargo Shareowner Services at (877) 602-7615. Your householding election will apply to all materials mailed more than 30 days after your request is received.

Your participation in the householding program is encouraged. As an alternative to householding, you may choose to receive documents electronically. Instructions for electing electronic delivery are described in Question 6 of the “Questions and Answers about the Annual Meeting and Voting” section of this proxy statement.

We have been notified that some banks and brokers will household proxy materials. If your shares are held in “street name” by a bank or broker, you may request information about householding from your bank or broker.

OTHER MATTERS AT MEETING

In accordance with the requirements of advance notice described in our Bylaws, no shareholder nominations or shareholder proposals other than those included in this proxy statement will be presented at the 2012 Annual Meeting. We know of no other matters that may come before the Annual Meeting. However, if any matters calling for a vote of the shareholders, other than those referred to in this proxy statement, should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy according to their individual judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Dannette L. Smith

Secretary to the Board of Directors

Dated: April 25, 2012

ADMISSION CARD

PLEASE ADMIT	2012 Annual Meeting of Shareholders Monday, June 4, 2012 10:00 AM Pacific Time Anthony Marlon Auditorium UnitedHealthcare, a UnitedHealth Group company 2700 North Tenaya Way Las Vegas, Nevada 89128	NON-TRANSFERABLE

If you plan to attend the 2012 Annual Meeting of Shareholders, please write your name and address in the space provided below and present this admission card and photo identification at the registration desk.

Name:

Address:

You may vote your proxy at any time over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Please see the reverse side of this proxy card for complete instructions on how to vote your proxy.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.unitedhealthgroup.com/proxymaterials.

For driving directions to the 2012 Annual Meeting, please see the information posted at www.unitedhealthgroup.com/annualmeeting.

M45340-P20921

UNITEDHEALTH GROUP INCORPORATED Annual Meeting of Shareholders June 4, 2012 10:00 AM Pacific Time This proxy is solicited by the Board of Directors

By signing the proxy, you revoke all prior proxies and appoint each of Richard N. Baer and Dannette L. Smith, each individually, and with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the reverse side and any other matters which may properly come before the 2012 Annual Meeting of Shareholders and all adjournments or postponements thereof. These shares of stock will be voted as you specify on the reverse side. If no choice is specified, this proxy will be voted FOR Proposals 1, 2 and 3, and AGAINST Proposal 4, and in the discretion of the named proxies on all other matters that may properly come before the meeting. Please note: Phone and internet voting cut-off is at 11:59 p.m. Eastern time on June 3, 2012. Proxy cards sent by mail must be received no later than May 30, 2012.

Cut-off date for UnitedHealth Group 401(k) Plan Participants is May 30, 2012 at 11:59 PM Eastern time to allow time for the 401(k) plan administrators to vote on your behalf.

If you are a current or former employee of UnitedHealth Group and own shares of common stock through the UnitedHealth Group 401(k) Savings Plan, your completion and execution of this proxy card or your submission of an Internet or telephone vote will provide voting instructions to the trustee of the plan. If no direction is made, if your proxy card is not signed, or if your vote by proxy card, Internet or telephone is not received by 11:59 p.m. Eastern time on May 30, 2012, the plan shares credited to this 401(k) account will be voted by the plan trustee in the same proportions as the proxy votes which were timely and properly submitted by other plan participants.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

9900 BREN ROAD EAST MINNETONKA, MN 55343	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Please see the reverse side of this card for specific voting cutoff information.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and follow the instructions. Please see the reverse side of this card for specific voting cutoff information.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
VOTE CONFIRMATION
You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on June 4, 2012 via the ProxyVote Confirmation link at www.proxyvote.com by using the information printed in the box marked by the arrow [GRAPHIC]. Vote Confirmation is available 24 hours after your vote is received beginning May 21, 2012, with the final vote tabulation remaining available through August 4, 2012.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by UnitedHealth Group in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45339-P20921 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITEDHEALTH GROUP INCORPORATED
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors			For	Against	Abstain
Nominees:
	1a.	William C. Ballard, Jr.		☐	☐	☐				For	Against	Abstain
	1b.	Richard T. Burke		☐	☐	☐	2.	Advisory approval of the Company’s executive compensation.		☐	☐	☐

	1c.	Robert J. Darretta		☐	☐	☐	3.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012.		☐	☐	☐
	1d.	Stephen J. Hemsley		☐	☐	☐
	1e.	Michele J. Hooper		☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:			For	Against	Abstain
	1f.	Rodger A. Lawson		☐	☐	☐	4.	Consideration of the shareholder proposal set forth in the proxy statement, if properly presented at the 2012 Annual Meeting of Shareholders.		☐	☐	☐
	1g.	Douglas W. Leatherdale		☐	☐	☐
	1h.	Glenn M. Renwick		☐	☐	☐
	1i.	Kenneth I. Shine, M.D.		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
	1j.	Gail R. Wilensky, Ph.D.		☐	☐	☐
	For address changes and/or comments, please check this box and write them on the back where indicated.					☐
	Please indicate if you plan to attend this meeting.			☐	☐
				Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)		Date